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COMPENSATION DISCUSSION AND ANALYSIS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DigitalGlobe, Inc.
(Name of Registrant as Specified In Its Charter)

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Dear Shareowner:	April 14, 2015

You are cordially invited to attend the 2015 Annual Meeting of Shareowners of DigitalGlobe, Inc., to be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Tuesday, May 26, 2015, at 9:00 a.m. Mountain Time. The formal Notice of Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please ensure that your shares are represented by voting in advance of the meeting as instructed on the Notice of Internet Availability of Proxy Materials, on the Internet, via a toll-free number or, if you request a paper or email copy of the proxy materials, by completing, signing and returning the proxy card or voting instruction form that is provided. If you submit your proxy without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe. We look forward to seeing you on Tuesday, May 26, 2015.

Sincerely,

Jeffrey R. Tarr
 President and Chief Executive Officer

DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

(303) 684-4000

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TO BE HELD ON MAY 26, 2015

To the Shareowners of DigitalGlobe, Inc.:

The 2015 Annual Meeting of Shareowners of DigitalGlobe, Inc. will be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Tuesday, May 26, 2015, at 9:00 a.m. Mountain Time for the following purposes:

•	To vote for the election of the four Class III director nominees named in the accompanying Proxy Statement, each for a three-year term expiring at our 2018 Annual Meeting of Shareowners and until their respective successors are duly elected and qualified;
•	To approve, on an advisory basis, the compensation of our named executive officers;
•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015; and
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Proxy Statement more fully describes these proposals.

The Board of Directors has fixed the close of business on April 1, 2015, as the record date for determining shareowners entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Company has elected to take advantage of the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareowners on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, on or about April 14, 2015, we mailed to most of our shareowners at the close of business on April 1, 2015, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2014 Annual Report and how to vote their shares at the Annual Meeting. All other shareowners will receive a copy of these materials by mail (or by email for those shareowners who have requested electronic delivery). If you received a Notice of Internet Availability of Proxy Materials and desire a paper copy of the Proxy Statement and 2014 Annual Report, you may request one by following the instructions on the Notice of Internet Availability of Proxy Materials.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions, via the Internet or the telephone, as promptly as possible by following the instructions in the proxy materials you received in order to ensure your representation at the Annual Meeting. Alternatively, if you received a paper copy of the Proxy Statement and 2014 Annual Report, you may submit your proxy or voting instructions by marking, dating, signing and returning the proxy card or voting instruction form accompanying those materials in the pre-addressed return envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary DigitalGlobe, Inc. Longmont, Colorado
April 14, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 26, 2015: The 2015 Proxy Statement and 2014 Annual Report are available at http://www.proxyvote.com.

i

DIGITALGLOBE, INC.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREOWNERS
May 26, 2015

We are providing this Proxy Statement to you in connection with the solicitation of proxies to be used at the 2015 Annual Meeting of Shareowners ("Annual Meeting") of DigitalGlobe, Inc. The Annual Meeting will be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Tuesday, May 26, 2015, at 9:00 a.m. Mountain Time. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures. As used in this Proxy Statement, "we," "us," "our," "DigitalGlobe" or the "Company" refer to DigitalGlobe, Inc., a Delaware corporation.

We are also furnishing a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 ("2014 Annual Report"), which includes our 2014 audited financial statements.

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to most of our shareowners of record. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability. Shareowners who did not receive a Notice of Internet Availability will receive a copy of the proxy materials by mail (or by email for those shareowners who have requested electronic delivery). We intend to mail the Notice of Internet Availability or otherwise furnish our proxy materials for the Annual Meeting, including this Proxy Statement and our 2014 Annual Report, on or about April 14, 2015 to all shareowners entitled to notice of and to vote at the Annual Meeting.

Shareowners who receive a Notice of Internet Availability will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a paper copy of the proxy materials by mail or electronic copy by email on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability.

The Notice of Internet Availability will also identify: the date, the time and the location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an email address, and a website where shareowners can request to receive, free of charge, a paper or email copy of the Proxy Statement, our 2014 Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to vote in person at the Annual Meeting should shareowners choose to do so.

VOTING MATTERS AND BOARD RECOMMENDATIONS

#	Management Proposal	Board's Voting Recommendation	Page
1	Election of four Class III director nominees (Roxanne J. Decyk, Martin C. Faga, Lawrence A. Hough and Warren C. Jenson) to serve for a three-year term expiring at our 2018 Annual Meeting of Shareowners and until their respective successors are duly elected and qualified.	Yes	2
2	Approval, on an advisory basis, of the compensation of our named executive officers.	Yes	6
3	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.	Yes	7

You Can Vote in the Following Ways:

By Internet	By Telephone	By Mail	In Person
Visit www.proxyvote.com	Call 1-800-690-6903	Mark, date & sign your proxy card or voting instruction form and return it in the postage-paid envelope provided.	Attend the meeting to vote in person.
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PROPOSAL 1 - ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At this year's Annual Meeting, we will be presenting four directors for election, each to serve a term of three years expiring at our 2018 Annual Meeting of Shareowners and until their successors are duly elected and qualified. The nominees are Ms. Roxanne J. Decyk, Mr. Martin C. Faga, Mr. Lawrence A. Hough and Mr. Warren C. Jenson.

Each of the nominees standing for election is presently a Class III member of the Board of Directors. The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the shareowners vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

As of April 1, 2015, the Board of Directors consists of ten directors. The six directors whose terms do not expire at the Annual Meeting are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified.

If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the person named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

The following biographical information about each nominee and each director as of April 1, 2015 summarizes the specific experiences, qualifications and skills that led to the conclusion that each of our directors should serve on the Board of Directors.

Roxanne J. Decyk	Committees:	Skills and Qualifications:
Age 62 Director Since 2014	• Compensation

In considering Ms. Decyk for continued service on the Board of Directors, the Board of Directors noted Ms. Decyk's background as a senior executive and board member of several major multinational corporations. Her experience in corporate affairs, human resources and public company governance are valuable resources to the Board of Directors.

Ms. Decyk retired as Executive Vice President of Global Government Relations for Royal Dutch Shell, plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from July 2005 to 2008, she served as Corporate Affairs Director. Prior to this, Ms. Decyk was Director International of Shell International B.V., Senior Vice President Corporate Affairs and Human Resources of Shell Oil Company, and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk also serves as a director of Orbital ATK and serves as chairperson of their Personnel and Compensation Committee. Ms. Decyk also serves as a director of Ensco PLC and Petrofac Ltd. and was most recently a director at Snap-on, Inc., from August 1993 to June 30, 2014. Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign in English literature and a Juris Doctorate from Marquette University School of Law.

Martin C. Faga	Committees:	Skills and Qualifications:
Age 73 Director Since 2013	• Risk Management (Chair) • Governance and Nominating

In considering Mr. Faga for continued service on the Board of Directors, the Board of Directors noted Mr. Faga's significant knowledge of the intelligence community and satellite imagery industry, gained as the former director of the National Reconnaissance Office (1989-1993), a federal agency engaged in satellite reconnaissance. His technical background, professional experience and service with MITRE Corporation, operating research centers and developing strategic initiatives, are valuable resources to the Board of Directors.

Mr. Faga served on the Board of Directors of GeoEye from June 2008 to January 2013 and was appointed to our Board of Directors in accordance with the terms of the Company's Agreement and Plan of Merger, dated as of July 22, 2012, between the Company and GeoEye. Since April 2010, Mr. Faga has been a director of Inmarsat Government U.S., a wholly owned subsidiary of Inmarsat plc, a British mobile satellite company. Since 2009, Mr. Faga has served as a director of Thomson Reuters Special Services, a wholly owned subsidiary of Thomson Reuters Corp. Mr. Faga also serves as a director of Orbital ATK. Since 2004, Mr. Faga has served as a director for the Association for Intelligence Officers, a non-profit organization. From May 2000 to November 2012, Mr. Faga served on the Board of Trustees for the MITRE Corporation, a non-profit organization for which he served as President and Chief Executive Officer from May 2000 through June 2006. From 2006 until January 2014, he served as a director and from January 2012 to January 2014 as Chairman of the Space Foundation, a non-profit organization; and from 2007 until March 2014, he served as a director for Olive Group North America, a subsidiary of Olive Group, a privately-held British firm. From 2006 to 2008, Mr. Faga served as a director and member of the compensation committee at Electronic Data Systems. Mr. Faga holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from Lehigh University. As discussed in more detail below, the Board of Directors approved a waiver for Mr. Faga of the retirement age for board members contained in the Company's Governance Guidelines. Mr. Faga is being extended because of his unique experience and qualifications in the U.S. Intelligence Community, including his leadership experience as director of the National Reconnaissance Office and his expertise in geospatial intelligence and the satellite imagery industry. Mr. Faga brings a critical perspective to the Board of Directors on the development of strategic objectives and risk oversight.

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Lawrence A. Hough	Committees:	Skills and Qualifications:
Age 70 Director Since 2013	• Compensation

In considering Mr. Hough for continued service on the Board of Directors, the Board of Directors noted Mr. Hough's significant experience in leadership, operations and financial oversight gained from serving as president or managing director for various companies and institutions over many years, including as CEO of a Fortune 100 corporation. His management experience, in addition to his service on various boards of directors and chairman of public company audit, governance and compensation committees, provides him with executive, operational and financial expertise that are valuable resources to the Board of Directors.

Mr. Hough served on the Board of Directors of GeoEye from June 2008 to January 2013 and was appointed to our Board of Directors in accordance with the terms of the Company's Agreement and Plan of Merger, dated as of July 22, 2012, between the Company and GeoEye. Since January 2007, Mr. Hough has been the managing director of Stuart Mill Venture Partners, L.P., a venture capital investment firm. From January 1997 to the present, he has served as President and Chief Executive Officer of Stuart Mill Capital, Inc. Prior to that, Mr. Hough worked with Sallie Mae for 23 years, where he held various executive positions, including service as president and CEO from 1990 to 1997. Mr. Hough has also held chief executive officer positions with SatoTravel and SynXis Corporation. From 2008 to the present, he has served on the Board of Directors of Appistry, Inc., and from 2011 to present, he has served on the Board of Directors of Conferma Ltd., both privately held corporations. From 2008 to 2014, Mr. Hough served on the Board of Directors of Marrone Bio Innovations, Inc., a public company, as a member of the Audit and Compensation Committees. From 1985 to the present, he has served as a trustee of the Shakespeare Theatre Company, a non-profit organization; and since 2006, he has served as a trustee for the Levine School of Music, a non-profit organization. Mr. Hough served as a director of Goldleaf Financial Solutions, Inc., a provider of integrated technology and payment solutions for financial institutions, from 2005 to 2009 and was chairman of its Nominating and Governance committee. Mr. Hough served on the Board of Collegiate Funding Services, Inc., which went public in June 2002, and served as chair of the Audit Committee until the company was acquired by JPMorgan Chase. Mr. Hough previously served as a member of the board of directors and as treasurer of the U.S. Olympic Committee, as trustee for George Washington University, and as a member of the corporation of the Massachusetts Institute of Technology. Mr. Hough holds a Bachelor of Science in Engineering from Stanford University and a Master of Science in Management from the MIT Sloan School of Management. As discussed in more detail below, the Board of Directors approved a waiver for Mr. Hough of the retirement age for board members contained in the Company's Governance Guidelines because of his unique business experience, including as a former public company Chief Executive Officer, and the valuable counsel and advice he provides to the Company's CEO.

Warren C. Jenson	Committees:	Skills and Qualifications:
Age 58 Director Since 2008	• Compensation (Chair) • Governance and Nominating

In considering Mr. Jenson for continued service on the Board of Directors, the Board of Directors noted that Mr. Jenson brings significant strategic, operational and financial reporting and internal controls experience, having served as the Chief Financial Officer and in executive operations roles for several large publicly traded companies. In addition, the Board of Directors considered Mr. Jenson's experience in the media content business, having worked at the National Broadcasting Company, Amazon.com and Electronic Arts, noting that such experience has particular value to the Company as it continues to develop its commercial business unit. The insight he brings from his significant experience in financial and operational roles are valuable resources to the Board of Directors.

Since 2012, Mr. Jenson has been the Chief Financial Officer and head of technical operations of Acxiom Corporation, an enterprise data, analytics and software-as-a-service company. From 2008 through 2011 he served as Chief Operating Officer and Chief Financial Officer for Silver Spring Networks, a networking platform and solutions provider for smart grid energy networks. From 2002 to 2008, Mr. Jenson served as Executive Vice President, Chief Financial Officer and Administrative Officer of Electronic Arts, Inc. Before joining Electronic Arts, Mr. Jenson served as the Senior Vice President and Chief Financial Officer for Amazon.com, Inc. from 1999 to 2002. From 1998 to 1999, he served as the Chief Financial Officer and Executive Vice President for Delta Air Lines. Prior to that, he worked in several positions as part of the General Electric Company, including as Chief Financial Officer and Senior Vice President for the National Broadcasting Company, a subsidiary of General Electric. Mr. Jenson currently serves as a director of TapJoy, Inc., a monetization and distribution services provider for mobile applications, and Intematix Corporation, an LED material development company, each of which is a privately held corporation. He has a Bachelor of Science in Accounting and a Master of Accountancy - Business Taxation from Brigham Young University.

The Board of Directors unanimously recommends a vote "FOR" each of the nominees set forth above.

3

Information Regarding Other Directors (as of April 1, 2015)

Below is a list of the members of the Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting. For each director below, we have outlined certain of their important skills and qualifications that the Board of Directors considered in determining that the Director's continued service on the Company's Board of Directors was in the best interest of shareowners.

Class I Directors with term expiring in 2016:

Nick S. Cyprus	Committees:	Skills and Qualifications:
Age 61 Director Since 2009	• Audit (Chair) • Governance and Nominating

Mr. Cyprus brings extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his most recent position with General Motors Company. In addition, Mr. Cyprus is a certified public accountant. The Board of Directors believes that the financial and accounting skills and experience Mr. Cyprus brings, particularly with regard to execution of certain financial risk management and financial oversight responsibilities, are valuable resources to the Board of Directors.

Mr. Cyprus was Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer, from December 2006 to July 2013. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Reader's Digest Association, Inc. and is the Chairman of its Audit Committee. Mr. Cyprus holds a Master of Business Administration from New York University's Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is also a certified public accountant.

Jeffrey R. Tarr	Committees:	Skills and Qualifications:
Age 52 Director Since 2011	• None

The Board of Directors believes that Mr. Tarr's position as President and Chief Executive Officer of the Company, and as a member of the Board of Directors, facilitates more detailed discussion around the Company's strategic objectives, internal controls, risk assessment and management, and overall performance. The Board of Directors believes that the skills and experience that Mr. Tarr brings to the position of Chief Executive Officer, including leadership in building growth companies, apply equally to his ability to serve the shareowners of the Company as a member of the Board of Directors.

Mr. Tarr has been our President and Chief Executive Officer and Director since April 2011. Mr. Tarr previously served as the President and Chief Operating Officer of IHS Inc., a provider of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management from 2008 to December 2010. Before becoming President and Chief Operating Officer of IHS in 2008, Mr. Tarr was Co-President and Co-Chief Operating Officer from 2007 to 2008 and President and Chief Operating Officer of one of the company's two operating divisions from 2004 to 2007. Mr. Tarr led Hoover's Inc. from 2001 through 2004. He served as the Chief Executive Officer, President and a director from 2001 and additionally as Chairman from 2002 until The Dun & Bradstreet Corporation acquired Hoover's in 2003. Subsequent to the acquisition, Mr. Tarr served as President of Hoover's. Prior to that, Mr. Tarr served as President and Chief Executive Officer of All.com, Inc. Earlier in his career, Mr. Tarr held senior level positions at US WEST, Inc., TecMagik and International Development Group. Mr. Tarr began his career with Bain & Company. Mr. Tarr is a director of The Corporate Executive Board Company, a provider of research and analysis focused on strategy, operations and general management issues. He also serves as a director of The U.S. Geospatial Intelligence Foundation. Mr. Tarr holds a Master of Business Administration from Stanford University and a Bachelor of Arts from Princeton University's Woodrow Wilson School of Public and International Affairs.

James M. Whitehurst	Committees:	Skills and Qualifications:
Age 47 Director Since 2009	• Compensation

The Board of Directors believes Mr. Whitehurst's experience within diverse business environments, including as Chief Operating Officer for Delta Air Lines and as Chief Executive Officer of Red Hat, allows him to bring valuable insight and expertise to the Company, particularly with regard to development and execution of the Company's strategy. His executive management experience and operational expertise are valuable resources to the Board of Directors.

Mr. Whitehurst is President and Chief Executive Officer of Red Hat, the maker of Linux and other enterprise software, a position he has held since January 2008. Mr. Whitehurst previously served as Chief Operating Officer for Delta Air Lines from July 2005 to August 2007, and as Chief Network and Planning Officer from May 2004 to July 2005. From 2002 to 2004, Mr. Whitehurst served as Senior Vice President - Finance, Treasury & Business Development for Delta Air Lines. Prior to joining Delta Air Lines, Mr. Whitehurst held multiple positions of increasing authority at the Boston Consulting Group. Mr. Whitehurst holds a Bachelor of Arts in economics and computer science from Rice University, a General Course Degree from the London School of Economics, and a Master of Business Administration from Harvard Business School.

4

Class II Directors with term expiring in 2017:

Gen. Howell M. Estes, III (USAF Ret.)	Committees:	Skills and Qualifications:
Age 73 Director Since 2007 Chairman Since 2011	• Governance and Nominating (Chair)

General Estes brings to the Board of Directors a combination of military and defense experience, and general business experience, that make him uniquely qualified to contribute to matters involving the Company's defense and intelligence programs, including the EnhancedView program. In addition, General Estes has significant board experience, as well as key leadership and management experience gained from his military career. General Estes possesses the security clearances necessary to allow him to be briefed on the Company's classified business, and his leadership skills and defense experience are valuable resources to the Board of Directors.

General Estes has been the President of Howell Estes & Associates, Inc., a consulting firm engaged primarily by aerospace companies, since 1998. At the present time, he only consults for Northrop Grumman Corporation's Aerospace Sector. General Estes previously served on the Board of Trustees for The Aerospace Corporation, a provider of technical and scientific research, development, and advisory services to national-security space programs, and now serves on the Boards of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security, and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's JFK School of Government. The Board of Directors approved a waiver for General Estes of the retirement age for board members contained in the Company's Governance Guidelines.

Kimberly Till	Committees:	Skills and Qualifications:
Age 59 Director Since 2010	• Audit • Risk Management

Ms. Till brings to the Board of Directors significant experience in commercializing and delivering content at companies including Morf Media, Harris Interactive, Sony and Microsoft, as well as extensive experience in doing business in Europe, Asia and Latin America. Her background in executive management and expertise in information and content markets are valuable resources to the Board of Directors.

Ms. Till is an independent consultant and advisor to early stage companies, including serving as Interim CEO then Chairman of the Board of Morf Media, a gamification and enterprise training company from Sept. 2012 to March 2014. Prior to Morf Media, Ms. Till was a director and President and Chief Executive Officer of Harris Interactive, a publicly traded, global leader in custom market research and publishers of The Harris Poll, from October 2008 through June 2011. Ms. Till was responsible for the global management of the company, which included operations in the U.S., Canada, Europe, and Asia. From 2006 to 2008, Ms. Till was President then Chief Executive Officer of the North America Custom business of Taylor Nelson Sofres, a global market research company. From 2003 to 2006, Ms. Till served as Vice President of the U.S. then the Worldwide Media and Entertainment Group, Communications Sector, at Microsoft. Earlier in her career, Ms. Till served as Senior Vice President of International Operations and General Manager of AOL International, and as Senior Vice President of Strategic Planning and Marketing for Sony Corporation of America. Ms. Till also serves as a director of Taunton,  Inc. and Independent Programming Network ("IPN"), both privately held corporations. Ms. Till holds a Bachelor of Arts in History from the University of Alabama, a Master of Business Administration from Harvard Business School, and a Juris Doctorate from Duke University Law School.

Eddy Zervigon	Committees:	Skills and Qualifications:
Age 46 Director Since 2014 Previously Director from 2004 to 2013	• Audit • Risk Management

Mr. Zervigon brings to the Board of Directors significant institutional knowledge regarding the Company, having served on the Board of Directors from 2004 to January 2013. The Board of Directors also noted Mr. Zervigon's financial qualifications which have significant merit in contributing to the Company's M&A capabilities and the overall level of financial reporting experience on the Board of Directors. His significant financial and transactional experience are valuable resources to the Board of Directors.

Mr. Zervigon is currently a Principal at the investment firm Alta Loma Energy, and from 1997 to February 2012, he worked for Morgan Stanley & Co. Incorporated, most recently as a Managing Director of its Principal Investments Group. Mr. Zervigon also serves as a director of Bloom Energy and has previously served as a board member of MMCinemas, Impsat Fiber Networks, Inc., TVN Entertainment Corporation and Stadium Capital. Mr. Zervigon has a Bachelor's degree in Accounting and a Master's degree in Tax from Florida International University and also has a Master in Business Administration from the Amos Tuck School of Business at Dartmouth College. Mr. Zervigon is also a certified public accountant.

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PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we are providing our shareowners with the opportunity to approve, on an advisory basis, the Company's executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the SEC.

Compensation Philosophy.    Our executive compensation programs are designed to reward executives for producing sustainable growth in shareowner value consistent with the Company's strategic plan, to attract and retain world-class talent and to align compensation with the interests of shareowners. The Compensation Committee strongly believes that executive compensation pay opportunities, realizable pay and pay actually realized should be tied to Company performance in both the short and long term.

Key Features of our Executive Compensation Programs.    Some of the key features of our current executive compensation program include:

•	We tie pay to performance: both our short term cash bonus awards and our long term equity incentive awards for our executive officers are tied to performance-based conditions, and the ultimate value of our incentive equity awards is tied to our stock price, further aligning the awards with shareowner interest.
•
We awarded cash bonuses for our executive officers in 2014 based on actual performance against pre-determined goals for two key financial metrics (Adjusted EBITDA Margin and Consolidated Revenues), and the Company's and executives' performance against quantitative strategic corporate objectives.
•
We awarded long term equity incentive awards for our executive officers in 2014 using a mix of performance share units tied to the Company's return on invested capital and its relative total stockholder return over a three-year performance period, and restricted share units that feature time-based vesting requirements in order to encourage retention.

Best Practices.    We believe that shareowner interests are served by other executive compensation-related practices that we follow. These practices include:

•	We maintain a clawback policy
•	We maintain stock ownership guidelines for our directors and executives
•	Our Compensation Committee retains and receives input from an independent compensation consultant
•	Payment and vesting levels under our annual executive officer cash bonus plan and long term stock incentive awards, respectively, are capped
•	We do not provide any tax gross-up payments to our executive officers
•	Our policies prohibit our directors and executives from pledging of, hedging or trading in derivatives of our stock

We encourage shareowners to review the Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation programs in greater detail. Our Board of Directors believes the Company's executive compensation programs are effective in creating value for our shareowners and moving the Company towards realization of its long term goals.

The Company requests shareowner approval of the compensation paid to our named executive officers as described in this Proxy Statement and we are asking shareowners to vote "FOR" the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, executive compensation tables and narrative discussion that accompanies the executive compensation tables), is hereby APPROVED.

The vote to approve the compensation of our named executive officers is advisory and, accordingly, the results are not binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for the Company, the Board of Directors or the Compensation Committee. Our Compensation Committee, however, values the input of our shareowners and will consider the results of the vote when making future compensation decisions for our named executive officers. We have determined that our shareowners should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2016 annual meeting of shareowners.

The Board of Directors unanimously recommends a vote "FOR" the advisory approval of the Company's executive compensation of its named executive officers.

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PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2015 annual audit of our financial statements. This matter is nevertheless being submitted to the shareowners to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of shareowners holding a majority of the shares present in person or by proxy at the meeting and entitled to vote on this proposal, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP conducted the 2014 annual audit of our financial statements.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm's areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

Rationale for Selection of Independent Registered Public Accounting Firm

In determining whether to reappoint PricewaterhouseCoopers LLP as the Company's independent auditor, the Audit Committee took into consideration a number of factors, including:

•	PricewaterhouseCoopers LLP's historical and recent performance on the Company's audit and its financial reviews;
•	the quality and candor of PricewaterhouseCoopers LLP's communications with the Audit Committee and management;
•	the appropriateness of PricewaterhouseCoopers LLP's fees;
•
PricewaterhouseCoopers LLP's history as our independent auditor, its familiarity with our industry and the complexities of global operations, and its expertise in accounting policies and practices, and internal control over financial reporting; and
•	PricewaterhouseCoopers LLP's continued independence.

Based on this evaluation, the Audit Committee believes that the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2015 is in the best interest of the Company and its shareowners, and should be ratified.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ended December 31, 2015.

7

CORPORATE GOVERNANCE

DigitalGlobe is committed to maintaining a program of corporate governance that promotes responsible corporate activity, the long-term interests of shareowners, and accountability of our Board and management. Our Company has a culture dedicated to ethical behavior which is reflected in our Purpose, Vision, and Values. Our corporate Purpose is Seeing a Better World - by giving our customers the power to see the Earth clearly and in new ways, we enable them to make our world a better place. We are relentlessly committed to helping our customers save lives, resources, and time and to achieving our Vision to "By 2020, be the indispensable source of information about our changing planet." Our Values (integrity, respect, mission and team before self, curiosity and innovation and results matter) guide our actions. Our Purpose, Vision, and Values unite us, creating a working environment that enables us to perform the best work of our careers. Our people are paramount to our continued success, and we continue to attract and develop talent to embrace our Purpose, Vision and Values, achieve our strategy and grow our business.

DigitalGlobe™

Purpose

Seeing a Better World

Vision

Values

We are relentlessly committed to our customers and our purpose.
Our values guide us as we help our customers save lives, resources and time.

- We act with **integrity**, always
- We treat people with **respect** in all dealings
- We put **mission** and **team** before self
- We inspire **curiosity** and harness **innovation**
- Our **results** matter

www.digitalglobe.com

© DigitalGlobe, Inc.

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of shareowners. Directors regularly interact with management and are available to provide advice and counsel. The Board of Directors and the committees regularly schedule and hold executive sessions without any members of management present. General Estes, our independent Chairman of the Board of Directors, presides at all executive sessions of the non-management directors.

Directors are expected to attend Board of Directors meetings and the meetings of the committees on which they serve. In 2014, the Board of Directors met a total of six times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2014. It is the policy of the Board of Directors that directors are invited to attend the Company's annual meeting of shareowners, although such attendance is not mandatory. General Estes and Mr. Tarr attended the 2014 annual meeting of shareowners.

Voting Standard for the Election of Directors

Section 3.1 of our Amended and Restated Bylaws ("Bylaws") provide that in uncontested elections, directors are elected by a majority of the votes cast. In contested elections, the plurality voting standard applies so that the vacancies on the Board of Directors are filled by the nominees who receive the most votes, regardless of whether they receive a majority of votes cast. An election will be a "contested election" if the Corporate Secretary of the Company has received one or more notices that a shareowner or shareowners intend to nominate a person or persons for election to the Board of Directors, which notice(s) purports to be in compliance with our Bylaws and all such nominations have not been withdrawn by the proposing shareowner(s) on or prior to the 10th day preceding the date we first mail our notice of meeting for such meeting to its shareowners. For purposes of Section 3.1, a "majority of the votes cast" means that the number of shares

8

cast "FOR" a nominee's election exceeds the number of votes cast "AGAINST" that nominee's election (with "abstentions" and "broker non-votes" not counted as a vote cast either "FOR" or "AGAINST" that director's election).

An incumbent director who stands for election to the Board of Directors but who fails to receive a majority of the votes cast in an election that is not a contested election shall tender his or her irrevocable resignation to the Chairman of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. The Governance and Nominating Committee, or such other committee designated by the Board of Directors pursuant to the Bylaws, shall consider the facts and circumstances relating to the election and the resignation of such incumbent director and make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Governance and Nominating Committee's recommendation, and we will publicly disclose the Board of Directors' decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the recommendation of the Governance and Nominating Committee or in the decision of the Board of Directors regarding whether to accept the resignation offer. If a majority of the Governance and Nominating Committee fails to receive the required vote in favor of his or her election in the same election, then the other directors shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide for responsible oversight and governance of the Company and management. Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board of Directors; Board of Directors composition, director responsibilities, director nomination procedures and qualifications; director independence standards; director orientation and continuing education; procedures for annual performance evaluations of the Board of Directors and the committees; formal evaluation of the chief executive officer, and succession planning and management development. The Governance and Nominating Committee regularly assesses our governance practices in light of market benchmarks and best practices.

A copy of our Corporate Governance Guidelines can be found on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com.

Director Independence

As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, the Board of Directors has determined that each of General Howell M. Estes, III, Nick S. Cyprus, Roxanne J. Decyk, Martin C. Faga, Lawrence A. Hough, Warren C. Jenson, Kimberly Till, James M. Whitehurst and Eddy Zervigon is an "independent director" as defined under the applicable rules and regulations of the SEC and the New York Stock Exchange ("NYSE"). In addition, the Board of Directors previously determined that General Michael P.C. Carns, who served on the Board of Directors during part of 2014, was independent under applicable rules and regulations of the SEC and the NYSE during the term of his service on the Board of Directors. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption "Certain Relationships and Related Party Transactions" beginning on page 10.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board of Directors and the Chief Executive Officer. Instead, the Board of Directors has the latitude to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. After careful consideration, the Board of Directors determined that it is in the best interest of the Company and its shareowners to separate the positions of Chairman of the Board of Directors and Chief Executive Officer. General Estes, one of our independent directors, currently serves as our duly elected Chairman of the Board of Directors.

Board of Directors Oversight of Risk

In December 2010, the Company established a standing Risk Management Committee of the Board of Directors. The Risk Management Committee is charged with oversight of enterprise risks, including performance under our EnhancedView contract, information technology and security risks, regulatory compliance risks, and oversight of the Company's development and execution of its Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements. The Audit Committee also serves as our Qualified Legal Compliance Committee. Members of management report to each committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company.

The day-to-day enterprise risk management responsibilities for the Company are overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the Chief Operations Officer, the General Counsel, the Director of Internal Audit, and other key executives and management of the Company, in accordance with the Company's Enterprise Risk Management Policy. The Chief Financial Officer, the Chief Operations Officer, and the Director of Internal Audit have primary responsibility for reporting to the Risk Management Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under "Board of Directors Leadership Structure" above.

9

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that governs our Board of Directors, senior officers, including our Chief Executive Officer and Chief Financial Officer, and employees. Copies of our Code of Ethics and Business Conduct can be found on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE.

Succession Planning

The Board of Directors is accountable for the development, implementation and regular review of a succession plan for the Chief Executive Officer and other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long term strategy that optimizes operating performance, profitability and shareowner value creation. As part of its responsibilities under its charter, the Governance and Nominating Committee of the Board of Directors oversees the succession planning process for the Chief Executive Officer and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Director Evaluation Process

The Board of Directors, through the Governance and Nominating Committee, establishes criteria and processes for the annual self-evaluation of the Board of Directors and each committee. The performance self-evaluations focus on the contribution to the Company by the Board of Directors and each committee, and specifically focuses on areas in which a better contribution could be made. From time to time, the Board of Directors engages outside consultants to assist with its self-evaluations. The Board of Directors believes that through this annual self-evaluation procedure, the Board of Directors will continue to evolve to meet the needs of the Company.

Related Party Transactions Policies and Procedures

Our Governance and Nominating Committee is responsible for reviewing all related person transactions that are required to be disclosed under the SEC rules and, when appropriate, initially authorize or ratify all such transactions in accordance with written policies and procedures established by the committee from time to time. The policies and procedures provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to:

•	Whether there is an appropriate business justification for the transaction;
•	The benefits that accrue to us as a result of the transaction;
•	The terms available to unrelated third parties entering into similar transactions;
•
The impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareowner or executive officer);
•	The availability of other sources for comparable products or services;
•	Whether it is a single transaction or a series of ongoing, related transactions;
•	Whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct.

In addition, our Audit Committee reviews all related person transactions for which Audit Committee approval is required by applicable law or NYSE rules.

Certain Relationships and Related Party Transactions

We describe below transactions and series of similar transactions, since January 1, 2014, to which we were a party or will be a party other than compensation arrangements which are described under Compensation Discussion and Analysis, in which: (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Cerberus

Based on information supplied in an amended Schedule 13D filed with the SEC on November 22, 2013, the Cerberus Parties (collectively, Cerberus Capital Management, L.P., Cerberus Partners II, L.P., Cerberus Series Four Holdings, LLC and Cerberus Satellite LLC) ceased being the beneficial owners of more than 5% of our common stock; however, the Cerberus Parties continued being the beneficial owners of more than 5% of our Series A Convertible Preferred Stock until 2014. In March 2014, the Cerberus Parties transferred the 80,000 shares of Series A Convertible Preferred Stock to Citigroup Global Markets, Inc., and ceased being the beneficial owners of more than 5% of our Series A Convertible Preferred Stock.

Pursuant to an agreement entered into on July 22, 2012 among the Company and the Cerberus Parties ("Cerberus Agreement"), the Cerberus Parties previously agreed that for a period of time neither they nor their respective affiliates (i) would hold beneficial ownership in excess of 19.9% of the outstanding DigitalGlobe common stock, including the DigitalGlobe preferred stock on an as-converted basis, and (ii) would vote their shares in accordance with the recommendations of the DigitalGlobe Board of Directors. Pursuant to the Cerberus

10

Agreement, Cerberus Capital Management, L.P. also held the right to appoint one director to the DigitalGlobe Board of Directors, with a term that expired at the Company's 2014 annual meeting of shareowners. General Michael P.C. Carns, Cerberus Capital Management, L.P.'s designee, was appointed to the DigitalGlobe Board of Directors effective January 31, 2013 in connection with the closing of the acquisition of GeoEye, Inc. ("GeoEye"). The Cerberus Agreement expired on November 13, 2014, one year after the Cerberus Parties ceased to be beneficial owners of more than 5% of our common stock.

Communication with the Board of Directors

The Board of Directors encourages our shareowners and other interested parties who are interested in communicating with our Board of Directors, the Chairman of the Board of Directors or the independent directors as a group by mail as follows:

Board of Directors of DigitalGlobe, Inc.
c/o Corporate Secretary
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

Additionally, shareowners and other interested parties who are interested in communicating with the Chairman of the Board of Directors or the independent directors as a group may do so electronically by clicking on "Contact the Board" on our Company Information page of our website under Governance Documents at http://investor.digitalglobe.com, by email to independentdirector@digitalglobe.com, or by mail addressed to: Corporate Secretary, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503.

Correspondence received will be reviewed by our General Counsel or designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of our General Counsel, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Committees

The Board of Directors has four standing committees. The following table lists, as of the date of this Proxy Statement, the membership on each standing committees of the Board of Directors and the number of meetings each committee held in 2014:

Name	Audit	Compensation	Governance & Nominating	Risk Management
General Howell M. Estes, III			Chair
Nick S. Cyprus	Chair		Member
Roxanne J. Decyk		Member
Martin C. Faga			Member	Chair
Lawrence A. Hough		Member
Warren C. Jenson		Chair	Member
Kimberly Till	Member			Member
James M. Whitehurst		Member
Eddy Zervigon	Member			Member

Total Committee Meetings Held in 2014	9	5	4	4

The Board of Directors annually reviews and approves the charter of each of the committees. All committee charters are available on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com.

Audit Committee

Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. Among its functions, the Audit Committee: (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and internal control procedures, and significant tax and legal matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The Audit Committee reviews and evaluates, at least annually, the adequacy of its charter. The Board of Directors has determined that each of Mr. Cyprus, Ms. Till and Mr. Zervigon qualifies as an audit committee financial expert as defined by applicable SEC rules. Each member of the Audit Committee qualifies as an independent director, as defined under the NYSE rules and Rule 10A-3 of the Exchange Act applicable to the Audit Committee members.

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Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company's compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements. The Compensation Committee also administers the issuance of awards under our equity award plans. The Compensation Committee used both Towers Watson and Radford, an Aon Hewitt company ("Radford"), as independent consultants in 2014 to assist in fulfilling the Compensation Committee's duties. Additional information regarding the Compensation Committee's engagement of its independent compensation consultant is contained in this Proxy Statement on page 23. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the director's ability to be independent from management in connection with the duties of a compensation committee member.

Governance and Nominating Committee

Our Governance and Nominating Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. The Governance and Nominating Committee evaluates and reviews with the Board of Directors, from time to time, the appropriate qualifications, expertise and characteristics required of Board of Directors members. This assessment includes issues of diversity; experience, background and skills, including an understanding of media content markets, U.S. government contracting, international business, corporate finance, accounting and internal controls, technology, sales and marketing, and strategic business planning. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines, reporting and making recommendations to the Board of Directors concerning governance matters, and succession planning for our Chief Executive Officer and key executives. The Governance and Nominating Committee reviews and evaluates, at least annually, the adequacy of its charter. Each member of the Governance and Nominating Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE.

The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by shareowners. To have a candidate considered by the Governance and Nominating Committee for next year's annual meeting of shareowners, a shareowner must submit the recommendation in writing to our Corporate Secretary. Recommendation letters must include the following information: (i) the name of the shareowner submitting the recommendation and evidence of the shareowner's ownership of Company stock, including the number of shares owned and the length of time of ownership; (ii) the reasons for the recommendation; and (iii) the full name and address of each recommended director candidate as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should also be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The Governance and Nominating Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. For a candidate to be considered by the Governance and Nominating Committee for nomination to the Board of Director at an upcoming annual meeting, a shareowner recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareowners. Our Bylaws include additional requirements regarding nominations of persons at a shareowners' meeting other than by the Board of Directors. The Board of Directors will evaluate director candidates recommended by shareowners in the same manner as director nominees recommended by any other source, including management or members of the Board of Directors.

The Governance and Nominating Committee and the Board of Directors considered waivers of the retirement age in the Company's Governance Guidelines for each of Messrs. Estes, Faga and Hough, and determined that it would be in the best interests of the Company and its shareowners to waive the retirement age for them. With regard to Gen. Estes, the Board of Directors determined that his extensive defense and military experience, leadership skills, and his long history with the Company were vital to the Board of Directors. With regard to Mr. Faga, the Board of Directors determined that his extensive experience in the satellite imagery industry and background with the U.S. federal government bring a critical perspective to the Board of Directors and to development of strategic objectives and risk oversight. With regard to Mr. Hough, the Board of Directors determined that Mr. Hough's broad experience as a CEO and director of public companies and his widespread investment experience provide a decisive perspective on operational, financial and strategic matters.

Risk Management Committee

Our Risk Management Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company's identification of risks and their mitigation in light of the Company's risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company's resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company's executive risk oversight committee, reviewing the Company's performance under material agreements such as the EnhancedView contract, reviewing the Company's information technology and industrial security programs and reviewing the Company's compliance with legal and regulatory requirements relating to business operations. The Risk Management Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Management Committee charter requires that each member of the Risk Management Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company's Audit Committee. Each member of the Risk Management Committee qualifies as an independent director, as defined under the applicable rules of the NYSE.

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Executive Leadership Team

The following table lists the members of our executive leadership team of April 1, 2015:

Name	Age	Title
Jeffrey R. Tarr	52	President and Chief Executive Officer
Gary W. Ferrera	52	Executive Vice President, Chief Financial Officer
Timothy M. Hascall	61	Executive Vice President, Chief Operations Officer
Walter S. Scott	57	Executive Vice President, Chief Technical Officer and GM-USG
Daniel L. Jablonsky	45	Senior Vice President, General Counsel, and Corporate Secretary
David B. Turner, Jr.	41	Senior Vice President, Diversified Commercial Sales and Marketing
Grover N Wray	54	Senior Vice President, Chief Human Resources Officer

Please see Proposal 1 of this Proxy Statement, Information Regarding Other Directors, for Mr. Tarr's biography.

The role of our executive leadership team is to define our strategy and formalize clear objectives, including businesses and market segments. They also define our culture, which is reflected in our Company's stated purpose, vision and values. One of our key strategic focus areas is our Culture of Leadership. Our Company's success is dependent upon the right people, culture and organizational structure. The Board of Directors also recognizes the importance of effective executive leadership to our success. Each member of our executive leadership team serves at the pleasure of the Board of Directors:

Gary W. Ferrera joined DigitalGlobe in 2015 as our Executive Vice President and Chief Financial Officer. From January 2014 through January 2015, he was Executive Vice President, Chief Financial Officer and Treasurer of Intrawest Resorts. From March 2013 through January 2014, Mr. Ferrera was executive vice president and chief financial officer of Great Wolf Resorts, Inc. Previously, he served as executive vice president and chief financial officer of National CineMedia, L.L.C., a subsidiary of National CineMedia, Inc., from May 2007 through February 2013. Mr. Ferrera also currently serves as a director of Colorado Public Radio. Mr. Ferrera served in investment banking roles at CitiGroup and Bear Stearns and as an international tax consultant with Arthur Andersen. Additionally, Mr. Ferrera served in the U.S. Army Special Operations and U.S. Army Intelligence prior to earning his undergraduate and graduate degrees. Mr. Ferrera holds an M.B.A. from the Kellogg School of Management and a B.S. in Accounting from Bentley College, magna cum laude.

Timothy M. Hascall joined DigitalGlobe in October 2011 and currently serves as our Executive Vice President and Chief Operations Officer. Prior to joining us, from 2004 to 2011, Mr. Hascall served as a senior executive at TriZetto Corporation, most recently as President, Blue Cross/Blue Shield Market. Additionally, Mr. Hascall's prior experience includes General Manager, North America for Equitant, Inc. Mr. Hascall began his business career with Andersen Consulting, later Accenture, and was made partner in 1996. Mr. Hascall holds a Bachelor of Science in Business Administration from the University of Nebraska, and achieved the rank of Major in the United States Marine Corps, serving as an imagery intelligence officer.

Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President and Chief Technical Officer, and General Manager of our US Government business. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Since April 2013, Dr. Scott has served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization. Dr. Scott holds a Bachelor of Arts in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Daniel L. Jablonsky joined DigitalGlobe in March 2012 and currently serves as our Senior Vice President, General Counsel and Corporate Secretary. Prior to joining us, from 2011 to March 2012, Mr. Jablonsky was a shareholder at Brownstein Hyatt Farber Schreck, LLP, a law firm, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co-General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. Mr. Jablonsky previously was in-house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with O'Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a Bachelor of Science degree in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

David B. ("Bert") Turner, Jr. joined DigitalGlobe in June 2012 and currently serves as our Senior Vice President, Diversified Commercial Sales and Marketing. Prior to joining DigitalGlobe, from 2003 to May 2012 Mr. Turner worked at IHS Inc., a global information company, most recently as Vice President, Strategy & Analysis and Supply Chain. At IHS, Mr. Turner led sales and business development for the Americas Strategy & Analysis sales teams. Prior to IHS, Mr. Turner was the senior business development leader for SAT Corporation, a field-force automation software company. Mr. Turner served as Executive Vice President and later President of iPath Solutions, a Houston-based e-business consulting firm, and served as Vice President of Global Shop Solutions, an ERP software firm. Mr. Turner holds a Bachelor of Business Administration degree from Baylor University with a double major in management information systems and quantitative business analysis.

Grover N Wray joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President and Chief Human Resources Officer. Prior to joining DigitalGlobe, from 2005 to 2011 Mr. Wray led professional, organizational and leadership development initiatives as Executive Vice President of Human Resources at Western Union, a Fortune 500 company based in Englewood, Colorado, and as Vice President, Leadership, Professional Development and Staffing at Janus Capital Group. Mr. Wray also led human resources at Heidrick & Struggles and at Arthur Andersen, where in addition to leading human resources, he also advised clients on change management. Mr. Wray holds a Bachelor of Science in Sociology and a Masters of Organizational Behavior, both from Brigham Young University.

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AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee Report is not deemed "soliciting material," is not "filed" with the SEC, is not subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference into any past or future filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing and overseeing the accounting, financial reporting, and internal controls processes of the Company. As of April 1, 2015, the Audit Committee consisted of three members, each of whom has been determined by the Board of Directors to be an audit committee financial expert (as defined by applicable SEC rules), and an independent director (as defined under the NYSE rules and Rule 10A-3 of the Exchange Act applicable to the Audit Committee members).

The Audit Committee operates pursuant to a written charter, as adopted by the Board of Directors, a copy of which is available on the Company Information page of our website under Governance Documents at http://investor.digitalglobe.com. As set forth in more detail in the Audit Committee's charter, the Audit Committee's primary responsibilities fall into three categories:

•	Monitoring management's preparation and review of the quarterly and annual financial reports, including discussions with management and the Company's outside independent registered public accounting firm regarding significant accounting and reporting matters;
•
The appointment, compensation, retention and oversight of all of the work of our independent registered public accounting firm, as well as determining whether the independent registered public accounting firm is independent and qualified; and
•	Overseeing guidelines, policies and management's implementation of effective systems of internal controls and financial risk management.

In connection with these responsibilities, the Audit Committee met a total of 9 times during 2014. Audit Committee meetings are scheduled as necessary to ensure that adequate time and attention are devoted to all of the Audit Committee's obligations. The Audit Committee utilizes the expertise and knowledge of management and the independent auditor, and meetings are structured to allow for full discussion and, where appropriate, separate sessions with the Company's independent auditors and select management. In fulfilling its responsibilities and duties, in 2014 the Audit Committee, among other actions:

•	reviewed and discussed with management and the independent auditor the Company's quarterly earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information and review of significant accounting policies and judgments), and related periodic reports prior to their release;
•	reviewed and discussed the effectiveness of the Company's compliance programs and its internal controls over financial reporting;
•	reviewed the scope of, and the overall plans for, the annual audit and internal audit program with management and the independent auditor;
•
monitored management's administration of processes and procedures, including the Company's use of the Ethicspoint® reporting system, for anonymous submissions of employee concerns and complaints in accordance with the Company's Code of Ethics and Business Conduct;
•	reviewed significant legal developments and the Company's processes for monitoring compliance with legal and regulatory requirements and Company policies;
•
inquired about significant business and financial reporting risks, reviewed the Company's policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•	reviewed the Company's policy for the pre-approval of audit and permitted non-audit services by the independent auditor; and
•
met in periodic executive sessions with management or the independent auditor, including to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company's financial reporting.

As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and the Company's independent registered public accountants all annual and quarterly financial statements, including the fiscal year 2014 audited annual financial statements, prior to their issuance. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication With Audit Committees). The Audit Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence.

Based upon the foregoing review and discussions and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee
Nick S. Cyprus, Chairman
Kimberly Till
Eddy Zervigon

14

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP's charges for fiscal years 2014 and 2013 were as follows:

	2014	2013
Audit Fees(1)	$2,010,000	$3,074,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees(2)	6,308	6,308

(1)
Fees for the audit of our annual financial statements included in our annual report on Form 10-K, the audit of our internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with regulatory filings.

(2)
Research software subscription fees.

Pre-Approval of Independent Auditor Services

All services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee may delegate responsibility for pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Audit Committee. In 2014 and 2013, all services of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

15

2014 DIRECTOR COMPENSATION

Philosophy

The compensation program for the non-employee members of our Board of Directors ("Non-Employee Directors") is reviewed annually by the Compensation Committee and any changes to the program are approved by the Board of Directors. The Compensation Committee retains an independent Compensation Committee advisor to provide guidance on Executive Compensation matters. The Compensation Committee used both Towers Watson and Radford as its independent advisor in 2014 and continues in 2015 to use Radford as its primary advisor. The Company seeks to provide fair and equitable compensation to our Non-Employee Directors with a focus on the following:

•	Attract and retain qualified and diversified individuals by providing an overall compensation package using comparable industry and market data;
•	Tie director compensation to shareowner interests by providing a significant portion of compensation in the form of equity awards that fluctuate in value with the Company's stock price.

In February 2014, after review of market benchmarks and input from the Compensation Committee and its independent compensation consultant, the Board of Directors approved a $25,000 increase in the value of the Annual Equity Retainer for our Non-Employee Directors, from $110,000 to $135,000, effective as of the beginning of the second quarter of 2014.

2014 Director Compensation Structure

For fiscal year 2014, our Non-Employee Directors were entitled to the following elements of compensation:

Board of Directors Service Compensation (All Non-Employee Directors)	Amount($)
Annual Cash Retainer(1)	65,000
Annual Equity Retainer(2)	135,000

Additional Service Compensation	Amount($)
Chairman of the Board of Directors Incremental Cash Retainer(1)	35,000
Chairman of the Board of Directors Incremental Equity Retainer(2)	50,000
Audit Committee Chair Incremental Cash Retainer(1)	21,000
Compensation Committee Chair Incremental Cash Retainer(1)	16,000
Governance Committee Chair Incremental Cash Retainer(1)	13,500
Risk Management Committee Chair Incremental Cash Retainer(1)	13,500

Newly Appointed Board Member Compensation	Amount($)
One-Time Equity Grant(2)	170,000

(1)
The Annual Cash Retainer and each of the Incremental Cash Retainers reported in the tables above are annualized amounts that are paid in equal quarterly installments in arrears and are pro-rated for Non-Employee Directors who join or depart the Board of Directors during the calendar year.

(2)
The Annual Equity Retainer, the Chairman of the Board of Directors Incremental Equity Retainer and the One-Time Equity Grant reported in the tables above are granted as restricted share units. Restricted share units granted to Non-Employee Directors are fully-vested at grant and are payable on a one-for-one basis in shares of Company common stock. The number of restricted share units awarded is determined by dividing the applicable dollar amount indicated above by the closing price of a share of Company common stock on the applicable grant date. The Annual Equity Retainer is granted in equal quarterly installments based on the normal quarterly Board of Directors meeting schedule, and newly appointed Non-Employee Director members of the Board of Directors are eligible to receive a one-time grant made on the date that their services commence. The Annual Equity Retainer is pro-rated for Non-Employee Directors who join or depart the Board of Directors during the calendar year. Non-Employee Directors may elect to defer receipt of up to 100% of their cash or equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below.
16

2014 Non-Employee Director Compensation

The following table presents information regarding the compensation paid for fiscal year 2014 to each of our Non-Employee Directors. The compensation paid to Mr. Tarr, our President and Chief Executive Officer, for 2014 is discussed in the Executive Compensation section of this Proxy Statement. Mr. Tarr is not entitled to receive additional compensation for his service as a director.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		Total ($)
General Howell M. Estes, III	$113,500	$178,836	(4)	$292,336
Nick S. Cyprus	86,000	128,802	(5)	214,802
Roxanne J. Decyk	32,500	237,554	(6)	270,054
Martin C. Faga	78,500	128,802	(5)	207,302
Lawrence A. Hough	65,000	128,802	(5)	193,802
Warren C. Jenson	81,000	128,802	(5)	209,802
Kimberly Till	65,000	128,802	(5)	193,802
James M. Whitehurst	65,000	128,802	(5)	193,802
Eddy Zervigon	54,167	110,474	(7)	164,641
General Michael P.C. Carns	48,750	58,767	(8)	107,517

(1)
Mr. Zervigon re-joined the Board of Directors effective March 1, 2014, General Carns served on the Board of Directors until May 28, 2014, and Ms. Decyk joined the Board of Directors on July 1, 2014.

(2)
The amount reported in this column for Mr. Whitehurst includes $61,000 of cash retainers that Mr. Whitehurst deferred under our Deferred Compensation Plan.

(3)
Amounts reported in this column of the table above represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 "Summary of Significant Accounting Policies" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

  The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding deferred restricted share units ("DSUs"), pursuant to elections made under our Deferred Compensation Plan described below, and held by each of the Non-Employee Directors as of December 31, 2014:

Director	Number of Shares Subject to Outstanding Options	Number of Shares Subject to Outstanding DSUs
General Howell M. Estes, III	33,984	7,219
Nick S. Cyprus	-	5,171
Roxanne J. Decyk	-	8,583
Martin C. Faga	-	5,171
Lawrence A. Hough	-	5,171
Warren C. Jenson	32,512	5,171
Kimberly Till	-	-
James M. Whitehurst	17,847	5,171
Eddy Zervigon	-	-

(4)
Includes the following grants awarded in 2014: 1,071 shares with a grant date fair value of $40,023 on February 5, 2014; 1,488 shares with a grant date fair value of $43,762 on April 23, 2014; 1,591 shares with a grant date fair value of $43,768 on July 23, 2014; 1,520 shares with a grant date fair value of $43,776 on October 22, 2014; and 271 shares with a grant date fair value of $7,507 on November 20, 2014.

(5)
Includes the following grants awarded in 2014: 736 shares with a grant date fair value of $27,504 on February 5, 2014; 1,063 shares with a grant date fair value of $31,263 on April 23, 2014; 1,136 shares with a grant date fair value of $31,251 on July 23, 2014; 1,086 shares with a grant date fair value of $31,277 on October 22, 2014; and 271 shares with a grant date fair value of $7,507 on November 20, 2014.

(6)
Includes the following grants awarded in 2014: a One Time Equity Grant of Company common stock of 6,180 shares with a grant date fair value of $170,012 on July 23, 2014 made in connection with Ms. Decyk's initial appointment to the Board of Directors on July 1, 2014; 1,136 shares with a grant date fair value of $31,251 on July 23, 2014; 1,086 shares with a grant date fair value of $31,277 on October 22, 2014; and 181 shares with a grant date fair value of $5,014 on November 20, 2014.

(7)
Includes the following grants awarded in 2014: 1,375 shares with a grant date fair value of $40,439 on April 23, 2014; 1,136 shares with a grant date fair value of $31,251 on July 23, 2014; 1,086 shares with a grant date fair value of $31,277 on October 22, 2014; and 271 shares with a grant date fair value of $7,507 on November 20, 2014.

(8)
Includes the following grants awarded in 2014: 736 shares with a grant date fair value of $27,504 on February 5, 2014; and 1,063 shares with a grant date fair value of $31,263 on April 23, 2014.
17

Other Director Compensation Considerations

Travel Expenses and Continuing Education
We also reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Board of Directors committee meetings. In addition, the Company will reimburse certain expenses incurred by a director in connection with attendance at approved continuing education programs.

Deferred Compensation Plan
Each Non-Employee Director may defer receipt of up to 100% of his or her cash fees or equity retainer pursuant to the DigitalGlobe Deferred Compensation Plan ("Deferred Compensation Plan"), as discussed in more detail in the Compensation Discussion and Analysis Section of this Proxy Statement below under the section entitled Executive Policies, Provisions and Agreements. If equity is deferred, the director is credited with a number of share units equal in number to the shares that would have been granted to the director. If cash is deferred, participants in the Deferred Compensation Plan, specify one or more benchmark fund(s) in which his or her cash deferrals will be deemed to be invested for purposes of crediting the cash deferrals with earnings or losses. In general, amounts deferred are not paid until a date elected by the director. At the end of the applicable deferral period, the director receives a share of Company common stock for each share unit credited under the plan, and the director's cash deferrals are paid in cash. Payments are made either in a lump sum or over a period not to exceed 10 years, as elected in advance by each director.

Non-Employee Director Stock Ownership Guidelines
We maintain stock ownership guidelines ("Stock Ownership Guidelines") for our Non-Employee Directors. Under the Stock Ownership Guidelines, each Non-Employee Director should hold, for his or her tenure with the Company, Qualifying Shares with a value equal to at least three times (3x) the director's annual cash retainer (for 2014, the annual cash retainer is $65,000). For these purposes, "Qualifying Shares" include: (i) shares of Company common stock held by the director in a brokerage account, or for the director's benefit (or their beneficiaries) in trust, or through a tax qualified retirement plan, (ii) Company shares or restricted share units (whether vested or unvested) held by the director, and (iii) shares having a value equal to 50% of the aggregate spread (the difference between the fair market value of the Company's common stock less the exercise price of the options) on vested Company stock options held by the director. Non-Employee Directors are expected to achieve the applicable level of holdings under the Stock Ownership Guidelines within five years from the date of adoption of the guidelines, December 13, 2010 or, as to directors who first joined the Board Directors after that date, within five years from the date that they first joined the Board of Directors. The Board of Directors may change the terms of our Non-Employee Director compensation program from time to time.

18

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

For ease of use when navigating the CD&A, below is a CD&A specific table of contents:

19

Executive Compensation Program Overview

DigitalGlobe has consistently designed its executive compensation programs with a strong connection between pay and performance. We continue to be proactive in our approach to aligning executive compensation and shareowner interests and have made a number of important changes this year in order to ensure that we adopt and maintain best practices for motivating and retaining our executives while remaining aligned with shareowner interests. In 2014, this resulted in 87% of targeted CEO pay and 76% of targeted Named Executive Officer ("NEO") pay being performance-based. We have also developed a portfolio of metrics linking executive pay to consolidated revenue, EBITDA Margin, return on invested capital and total shareholder return. We believe that our balanced, performance-based approach best serves the short and long term interests of shareowners, and are pleased to report these results in the pages that follow.

2014 Company Performance

Performance Highlights
2014 was a milestone year for DigitalGlobe, as we transitioned from a period of heavy capital investment, in which we built the world's leading earth observation constellation, to a new era of growth, margin expansion, strong free cash flow and improving returns. We believe these financial and operational metrics, detailed below, are important measures for the creation and sustainment of shareowner value.

•	We grew revenue by 7% to $655 million, including double-digit growth in our U.S. Government and Direct Access businesses
•	We delivered Adjusted EBITDA of $286 million, driving a margin of 44%, up more than 600 basis points year-over-year and ended 2014 with a fourth quarter Adjusted EBITDA Margin of 50%*
•
We delivered cumulative Total Shareholder Return ("TSR") of 81% for the three year period ending December 31, 2014, significantly exceeding the three-year TSR of the Russell 2000 Index during the same period
•	We successfully launched and commissioned WorldView-3, the world's most advanced commercial earth imaging satellite
•	We completed our GeoEye integration and the realization of $120 million in annual synergy savings, well above our original target
•	We developed new products and capabilities that took us deeper into attractive verticals, and completed the acquisition of Spatial Energy
•	We returned value to our shareowners, repurchasing more than $75 million of our stock
    *
    Adjusted EBITDA and Adjusted EBITDA Margin are non-U.S. GAAP financial measures. For these purposes, Adjusted EBITDA represents net income before interest, taxes, and depreciation and amortization expense, and excludes restructuring charges, integration costs, acquisition costs, loss from early extinguishment of debt, and loss on abandonment of asset. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue. For a reconciliation of Adjusted EBITDA to net income, please see "Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Disclosures" of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2015.

Compensation Changes from Shareowner Engagement and Say-on-Pay Consideration

The Compensation Committee continues to focus on ensuring executive compensation aligns to the long term interests of DigitalGlobe shareowners. At the 2014 Annual Meeting, approximately 76% of the non-binding advisory votes were cast to approve our NEO compensation, commonly referred to as a "Say-on-Pay" vote. This result was slightly lower than previous years. As a result, we enhanced our annual shareowner outreach, and held conversations and/or in-person meetings with our top 25 shareowners, representing more than 90% of our outstanding shares, to gather additional insight and perspective on our executive compensation programs. While the overall feedback was highly positive, we have highlighted areas below where we determined, in connection with our independent compensation consultant, that we could increase the effectiveness of our executive compensation programs and disclosures.

What We Heard	What We Did	Page
Insufficient disclosure of Long Term Incentive ("LTI") Plan goals	Enhanced disclosure in this year's proxy to provide more insight into the LTI plan metrics and outcomes	27
Absence of a formal clawback policy	Implemented a clawback policy	30
Single-trigger change of control provisions in executive equity awards	Revised the two remaining executive agreements that contained single-trigger provisions to ensure that all cash and equity awards are subject to double-trigger change of control provisions	31
Peer Group contained too many aspirational components	Revised the peer group with input from our independent compensation consultant to ensure the peer group was balanced in terms of relative size	23
TSR awards should target payouts above the 50th percentile with a cap if TSR is negative	Revised the vesting schedule on new awards to require TSR above 50th percentile performance for target payouts, implemented a cap at 100% if TSR is negative, and increased the maximum payout at 90th percentile performance, vs. 75th percentile	24
High discretionary payouts of Short Term Incentive ("STI") awards	Changed the structure of the Corporate Strategic Objective portion of the bonus to be based on quantitative factors, and capped the potential payout modifier at 150%	26
Better explain how performance targets were set and year-over-year differences	Enhanced disclosure in this year's proxy to provide greater clarity around how metrics are set year-over-year	28

20

Performance Driven Total Compensation Package

Our compensation programs are designed to reward executives for producing sustainable growth in shareowner value consistent with the Company's strategic plan, to attract and retain world-class talent and to align compensation with the interests of shareowners. The Compensation Committee strongly believes that executive compensation pay opportunities, realizable pay and pay actually realized should be tied to Company performance in both the short and long term.

•	In the short term - we pay an annual salary and provide for an annual bonus that rewards performance against objectives for revenue growth, EBITDA Margin, and strategic corporate objectives
•	In the long term - we reward executives relative to 3 year performance against Return on Invested Capital ("ROIC"), total shareholder return, and with time-vested equity

Below is the average 2014 targeted pay mix for DigitalGlobe's CEO and NEOs with 87% of the CEO pay and 76% of the NEO pay performance based.

Implementation of Compensation Best Practices

Compensation Philosophy

A key component of our business strategy is to provide appropriate incentives to attract, retain, and motivate top talent. The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short term and long term interests of our shareowners. We met these objectives by applying the following principles:

•	Pay at Risk Tied to Company Performance: Support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance with 87% of CEO pay and 76% of NEO pay tied to performance
•
Market Competitive Compensation: Compensate executives at the 50th percentile for target total cash compensation and between the 50th and 75th percentile for target total equity compensation, when compared against the Company's designated peer group and the Radford High Technology Survey
•
Shareowner Alignment: Ensure the linkage between our executives' and our shareowners' interests through issuing awards with payouts tied directly to the Company's financial performance and the value of our common stock
•	Benchmarking: Benchmark compensation packages against a selected peer group and the Radford High Technology Survey, to ensure market competitive Total Direct Compensation
•	Absolute and Relative Pay for Performance: Align key performance metrics, EBITDA Margin, revenue growth, TSR and ROIC, with executive pay
21

Overall Best Practices Structures

We continued to utilize key "best practices" in compensating our executives:

What We Do	What We Don't Do
Pay for Performance: Aligned executive compensation with corporate and individual performance. 87% and 76% of the CEO and NEO pay is performance-based pay.	No Excise Tax Gross-Ups
Double Trigger: Updated the two remaining Executive Officer employment arrangements that still had single-trigger provisions for legacy equity awards in the event of a change of control.	No Current Payment of Dividend Equivalents on Unvested Long Term Incentives
Clawback Policy: Implemented an incentive recoupment policy for performance-based cash and equity awards for our Executive Officers. The policy is in addition to CEO and CFO policies under Sarbanes Oxley and provisions attached to any grant issued to any employee under our 2007 Plan.	No Repricing of Underwater Stock Options
Stock Ownership Guidelines: Our guidelines require our directors and executives to have an equity interest in the Company valued at 1.5x, 3x, and 5x multiples of base salary or cash retainers. All of our current officers and directors are on target to meet or exceed the requirements.	No Pledging, Hedging, Short Sales, or Derivative Transactions
Independent Compensation Consultant: Conducted a search for a new independent executive compensation consultant and selected Radford.
Capped Award Payouts: Set maximum award levels of 200% under the annual cash incentive plan and the performance share unit long term incentive programs.
Mitigation of Risk: Conducted an annual risk assessment, facilitated by our independent compensation advisor, of our compensation policies and practices covering all employees.

The Executive Compensation Decision Making Process

The Compensation Committee seeks to take all relevant factors into account in determining executive compensation. The Compensation Committee reviewed recommendations from our CEO for compensation awards and adjustments for our other NEO's, and obtained input and advice from our independent compensation consultants. The Board, upon recommendation from the Compensation Committee, reviewed and approved CEO and NEO performance awards and compensation. The roles and responsibilities of all parties involved with executive compensation are outlined below:

ROLE	RESPONSIBILITIES
Shareowners	- Cast advisory vote on executive compensation - Approve, with the Board of Directors, share increases or certain other changes to equity plans
Board of Directors

-

Evaluate CEO performance, which is used to make compensation decisions

-

Approve share increases or changes to equity plans (subject to shareowner approval in certain cases)

-

Review and approve CEO and NEO compensation

-

Review and approve the Proxy Statement

Compensation Committee

-

Approve:

-

achievement of STI and LTI targets for calculation of bonus payments

-

metrics and targets to be used with both STI and LTI compensation

-

equity awards

-

Peer Groups used for executive compensation

-

Recommend to the Board of Directors adjustments to CEO and NEO base salary and bonus payouts

Independent Compensation Consultant

-

Provide to the Compensation Committee:

-

input on pay philosophy, best practices, market trends, shareowner interests, and relevant regulatory mandates

-

advice on relevant peer groups and companies

-

advice for design of STI and LTI compensation, and changes to equity plans

-

insight and interpretation on market studies and other reports on executive compensation pay and vehicles

-

Review and provide an independent assessment of the data and materials presented by management to the Compensation Committee

-

Participate in Compensation Committee meetings as requested

-

Review the CD&A and provide input to the Compensation Committee

CEO

-

Evaluates executive performance and recommends adjustments to executive base salary and STI and LTI compensation

-

Develops internal financial goals for the STI and LTI programs, which are presented to the Compensation Committee for approval

22

Independent Compensation Consultant

Towers Watson served as the independent compensation advisor to the Compensation Committee from January through October of 2014. As part of the Compensation Committee's review process, and given the increased size and complexity of DigitalGlobe compared to prior years, the Compensation Committee interviewed independent firms that focused on growth companies in the high-tech industry. After a thorough vetting and selection process, the Compensation Committee selected Radford, an Aon Hewitt Company ("Radford"), as the Compensation Committee's new independent compensation consultant in October 2014. Both consulting firms reported directly to and worked for the Compensation Committee. Neither Towers Watson nor Radford provided any other services to the Company, other than advising the Board of Directors and the Compensation Committee with respect to compensation arrangements for the Company's non-employee directors. The Compensation Committee has assessed the independence of both Towers Watson and Radford and concluded that both are independent and that their respective engagements do not raise any conflict of interest with the Company or any of its directors or executive officers.

Peer Group

After engaging Radford, the Compensation Committee directed Radford to assess the appropriateness of DigitalGlobe's peer group. Radford and the Compensation Committee determined that the use of Radford's High Tech grouping of companies, along with the Company's selected Peer Group, appropriately represented companies against which DigitalGlobe competes for the specialized talent and experience required of our NEOs. Radford used the following principal considerations when developing the new peer group:

•	Industry Affiliation - Companies in the Satellite & Geospatial, Business Information and Defense industries
•	Revenues - Revenues in the range of $250 Million to $2 Billion
•	Market Capitalization - Market Capitalization in the range of .3 to 3 times DigitalGlobe's market cap, or $700 Million to $6 Billion for 2014

In applying these criteria, Radford recommended the following changes to rebalance the peer group. Prior to the rebalance, DigitalGlobe was at the 22nd percentile for revenue and 42nd percentile for market cap compared to the peer companies. When rebalanced in November, DigitalGlobe was at the 34th percentile for revenue and 54th percentile for market cap compared to the Company's peers. In establishing a list of potential peer companies, the Compensation Committee placed less emphasis on revenue size, given that DigitalGlobe operates at a much higher margin structure than other companies in the peer group, which is consistent with performance metrics investors use to assess DigitalGlobe financial performance.

New Peers

Peer	Revenue* ($)	Market Capitalization* ($)	Industry
comScore	315	1,274	Business Information Services
Forrester Research	303	719	Information Consulting
NeuStar	949	1,391	Data Processing
Qlik Technologies	536	2,284	Business Information Services
The Advisory Board	539	1,810	Research and Consulting
The KEYW Holding Corporation	281	387	Aerospace and Defense

Excluded Peers

Peer	Revenue* ($)	Market Capitalization* ($)	Reason for Exclusion
Equifax Inc.	2,390	8,857	The company's business model is not comparative to ours and is no longer a relevant industry peer
NCI, Inc.	323	122	Revenue and Market Capitalization are both well below thresholds
Loral Space & Communications, Inc.	N/A	2,182	The company has undergone a corporate change and is no longer a relevant peer

23

Resulting Peer Group for our 2015 Benchmarking: Current Peers

Peer	Revenue* ($)	Market Capitalization* ($)	Geospatial/ Satellite	Business Information	Defense
DigitalGlobe	639	2,155	X	X	X

Acxiom Corporation	1,083	1,317		X
comScore, Inc.	316	1,274		X
Corporate Executive Board Co.	892	2,089		X
CoStar Group Inc.	536	4,744		X
FactSet Research Systems Inc.	920	5,179		X
Fair Isaac Corporation	758	1,816		X
FLIR Systems, Inc.	1,479	4,292			X
Forrester Research Inc.	303	719		X
Gartner Inc.	1,898	6,717		X
IHS Inc.	2,208	8,589		X
Iridium Communications Inc.	406	832	X
Kratos Defense & Security Solutions	892	374	X		X
NeuStar, Inc.	949	1,391		X
Orbital Sciences Corp.	1,355	1,688	X		X
Qlik Technologies, Inc.	536	2,284		X
The Advisory Board Company	539	1,810		X
The KEYW Holding Corporation	281	387	X		X
Trimble Navigation Limited	2,403	7,548	X
Verisk Analytics, Inc.	1,699	10,007		X
ViaSat Inc.	1,350	2,615	X		X

50th Percentile / % of Sector Type	$906	$1,952	30%	65%	25%
*
Revenue is trailing 4 quarters as of November 3, 2014 and Market Capitalization data is as of November 3, 2014. Figures are provided by Radford and dollars are presented in millions.

Changes to Short Term Incentive Program - Corporate Strategic Objective Modifier

After a review of STI plan design best practices with Radford and feedback from investors, the Compensation Committee modified the Corporate Strategic Objective portion of the bonus to be based on quantitative Corporate Strategic Objectives, as well as an assessment of the executive's individual performance, as described in more detail below. To ensure this portion of our plan did not overly award the executives if the Consolidated Revenue and EBITDA Margin financial results were not achieved, we capped the payout of this component at 150%. This change took effect in 2014 and is reflected in 2014 payouts.

Changes to 2015 - 2017 Total Shareholder Return

The Compensation Committee conducted a review of LTI plan design with Radford in November 2014 and made the following changes to the TSR component of our performance share awards granted on February 18, 2015. These changes ensure payout levels are appropriately tied to shareowner returns:

•	Adjusted the target payout to be above median, meaning we pay at 100% for achieving the 55th percentile
•	Introduced a negative TSR cap, meaning that if the stock price performance at the end of the 3 year period is negative, regardless of percentile rank, payouts are capped at 100%
•	Modified the upside such that to get 200% payout, the Company must be at the 90th percentile vs. the original plan of the 75th percentile

Revised 2015 Relative TSR Payout Scale

Percentile*	Payout with Positive TSR	Payout with Negative TSR
Below 25th	0%	0%
25th	55%	55%
55th	100%	100%
75th	150%	100%
90th and above	200%	100%

24

2014 Executive Compensation Results

The Company grew in size and complexity due to the acquisition of GeoEye in 2013. The Board of Directors felt it was important to retain and recruit the high-caliber leadership necessary for the combined organization not only because of increased revenues, market capitalization and complexity, but also because of its increased global importance and business opportunity. The Compensation Committee evaluated the executive team's compensation against the then-current Company peer group and determined that a significant disparity existed between our executive compensation and peer group median compensation. The Compensation Committee determined to move deliberately to bring the executive team's compensation closer to the peer and survey group's mean over a two year period, and factored in the decision that the base salary adjustments, in the short term, might be considered outsized relative to certain peers. In 2015, following completion of this plan, annual base salary increases will return to adjustments in-line with market conditions.

Named Executive Officers

This Compensation Discussion and Analysis focuses on compensation for our Named Executive Officers ("NEOs") that represent the pay structure used for all of our executive officers. Our 2014 Named Executive Officers and their titles were as follows:

Name	Title
Jeffrey R. Tarr	President and Chief Executive Officer
Yancey L. Spruill*	Executive Vice President, Chief Financial Officer
Fred A. Graffam*	Senior Vice President, Financial Planning & Analysis and Interim Chief Financial Officer
Walter S. Scott	Executive Vice President and Chief Technical Officer
Timothy M. Hascall	Executive Vice President, Operations and Customer Experience
David B. Turner, Jr.	Senior Vice President, Sales and Marketing

*
Effective September 3, 2014, Yancey Spruill separated from the Company and resigned as our Executive Vice President, Chief Financial Officer. On the same date, Fred Graffam was named our Interim Chief Financial Officer and his compensation is described in the "Interim Chief Financial Officer Compensation Arrangement" section below.

Executive Success Sharing Plan Targets and Awards

The Executive Success Sharing Plan is the short and long term incentive compensation plan, which provides executives with the ability to earn both annual cash incentives and long term incentive grants based on both Company financial metrics and individual strategic objectives.

2014 Target Compensation Summary

The table below illustrates the Total Direct Compensation ("TDC") potential based on awards and compensation targets established in the 2014 compensation planning year.

Name	Salary($)	Bonus Target - STI	LTI($)	TDC($)
Jeffrey R. Tarr	690,000	100%	3,840,000	5,220,000
Yancey L. Spruill	380,000	70%	850,000	1,496,000
Walter S. Scott	360,000	70%	850,000	1,462,000
Timothy M. Hascall	360,000	70%	1,000,000	1,612,000
David B. Turner, Jr.	355,000	65%	850,000	1,435,750

2014 Base Salary

The table below shows annual base salary in 2013 and 2014. The year over year increases in base salary reflect the second year of the Compensation Committee's plan to align NEO compensation to market median levels.

Name	2013($)	2014($)
Jeffrey R. Tarr	630,000	690,000
Yancey L. Spruill	360,000	380,000
Walter S. Scott	330,000	360,000
Timothy M. Hascall	330,000	360,000
David B. Turner, Jr.	325,000	355,000

2014 Short Term Incentive Awards

The Compensation Committee established a target opportunity for NEOs. Based on the market assessment conducted by the independent compensation advisor in February 2014, the following changes were recommended to the short term incentive targets under the Executive Success Sharing Plan. Incentive targets were set for each executive level based on the market review of the appropriate total direct

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compensation levels for each of the NEO roles. The Compensation Committee approved the following annual cash incentive target increases to more closely align each level with market pay levels.

Name	2013	2014
Jeffrey R. Tarr	100%	100%
Yancey L. Spruill	60%	70%
Walter S. Scott	60%	70%
Timothy M. Hascall	60%	70%
David B. Turner, Jr.	60%	65%

Components and Results of the Short Term Incentive Plan

The Compensation Committee used both financial and strategic metrics for the 2014 STI performance cycle and approved payout factors based on achievement at the threshold, target and maximum levels. For 2014, 35% of the target cash incentive was based on 2014 Adjusted EBITDA Margin, 35% was based on 2014 Consolidated Revenues and the remaining 30% was based on achievement of individual and Corporate Strategic Objectives.

Financial Metrics

The table below illustrates the financial metrics approved by the Compensation Committee for the 2014 Short Term Cash Incentive Plan:

Performance Type ($ in millions)	Weighting	Threshold	Target	Maximum	Actual
Adjusted EBITDA Margin *	35%	39%	46%	53%	71.7%
Consolidated Revenue	35%	$607	$660	$713	95.9%
Payout	70%	25%	100%	200%	83.8%

*
Adjusted EBITDA Margin is a non-U.S. GAAP financial measure. For purposes of the Short Term Cash Incentive Plan, Adjusted EBITDA Margin represents net income before interest, taxes, and depreciation and amortization expense, and excludes restructuring charges, integration costs, acquisition costs, loss from early extinguishment of debt, loss on abandonment of asset, and annual incentive compensation expense, the total of which is divided by U.S. GAAP revenue.

Corporate Strategic Objective Metrics

Thirty percent (30%) of the Executive Success Sharing Plan executive payouts were determined by DigitalGlobe's quantitative performance against goals in the four Focus Areas of EnhancedView Success, Profitable Customer Growth, Operational Excellence and Culture of Leadership. All goals were set in the first quarter of the year.

Focus Areas	Goals	Measurement	Score

EnhancedView	EV Execution: Achieve all EV milestones and metrics, including WV-3 Full Operating Capacity (FOC)	Avoidance of performance penalties	150%

Success	EV Funding: Achieve full EV funding through 2020 by increasing commercial imagery adoption	SLA funding plus added revenue

	Growth: Profitably grow revenue from all targeted customer segments beyond the EV SLA	Amount of 12-month backlog at year end

Profitable Customer Growth	Diversification: Grow Diversified Commercial revenue through focus on International Civil, LBS, and Other Industry Verticals	Amount of revenue for International Civil, LBS, and Other Industry Verticals	50%

	Offerings: Profitably grow Information and Insight revenue from existing and new capabilities, including GBD	Information and insight revenue

Operational	Quality: Improve quality of products and customer experience to deliver superior customer value	C2C Quality Score	100%

Excellence	Efficiency and Scalability: Achieve all synergies of the combination and build a more scalable business for the future	EBITDA for 4Q14

Culture of Leadership	Culture: Behave according to our Purpose, Vision and Values to build team member engagement and drive performance	Team member engagement score relative to comparison companies	150%

Payouts Under the STI Plan

Individual payouts under the STI plan resulted from quantitative achievement on the measures described in the table above and an assessment of the executive's own performance. Accordingly, individual payouts varied. The CEO's individual payout was determined by

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the Compensation Committee and the Board of Directors. The individual payouts for the NEO's were approved by the Board of Directors with input from the CEO. The table below details the payouts under the STI Plan for our CEO and NEOs:

Name	Base Salary($)	Target %	Target Award ($)	Financial Component Actual Payout Percentage (70% of target opportunity)	Corporate Strategic Component Actual Payout Percentage (30% of target opportunity)	Results/ Payout($)(1)
Jeffrey R. Tarr	690,000	100%	690,000	83.8%	115.0%	643,000
Yancey L. Spruill(2)	-	-	-	-	-	-
Walter S. Scott	360,000	70%	252,000	83.8%	110.0%	231,000
Timothy M. Hascall	360,000	70%	252,000	83.8%	120.0%	239,000
David B. Turner, Jr.	355,000	65%	230,750	83.8%	90.0%	198,000

(1)
Represents 70% of the target award amount multiplied by the actual payout percentage for the Financial Component, plus 30% of the target award amount multiplied by the actual payout percentage for the Corporate Strategic Component.

(2)
Mr. Spruill received a pro-rata portion of his 2014 STI Award at target as part of his severance package as described in the "Former Chief Financial Officer Separation Agreement" section below.

2014 Long Term Incentive Awards

The Compensation Committee continued to refine the overall compensation mix to focus on performance-based awards. In 2014:

•	74% of the CEO's total compensation was comprised of long term incentives
•	60% of the NEO's total compensation was comprised of long term incentives

The structure of our performance-based long term incentive is summarized in the table below:

Type of Long Term Incentive/ Metric	Compensation Committee's Rationale for Use of Metric	Percent of LTI Mix	Payout Opportunity	Vesting Cycle

Performance Share Units ROIC	ROIC is a critical metric to aligning executive pay and shareowner interests, because it holds the executives accountable for capital investment decisions that produce a long term ROIC that exceeds our Weighted Average Cost of Capital over the long term	25%	0-200% of Target Shares Stock Price Appreciation	3 Years

Performance Share Units TSR	It is important to balance absolute internal performance of Revenue, Adjusted EBITDA Margin, and ROIC with a measure of external performance such as Total Shareholder Return relative to a broad index of comparable companies in the Russell 2000	25%	0-200% of Target Shares Stock Price Appreciation	3 Years

Restricted Stock Units Time Vested	50% of the CEO/NEO LTI award opportunity was allocated to time-based Restricted Stock as a means to ensure retention and alignment to the long term value of the stock	50%	Stock Price Appreciation	25% per year over 4 Years

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In determining the appropriate level of equity grants for 2014, the Compensation Committee took into consideration a variety of factors, including the market median long term incentive targets for each role, the outstanding unvested equity and retention value for each executive, and individual performance. The 2014 awards are reflected in the table below, broken out by type of award:

Name	PSU-ROIC ($) (25%)	PSU-TSR ($) (25%)	RSU-Time-Vested ($) (50%)	Total (100%)
Jeffrey R. Tarr	960,000	960,000	1,920,000	3,840,000
Yancey L. Spruill	212,500	212,500	425,000	850,000
Walter S. Scott	212,500	212,500	425,000	850,000
Timothy M. Hascall	250,000	250,000	500,000	1,000,000
David B. Turner, Jr.	212,500	212,500	425,000	850,000

2012-2014 Performance Share Unit Awards Earned in 2014

Beginning in 2012, the Compensation Committee introduced performance share units ("PSUs") into the "mix" of equity grants to align payouts more directly with performance metrics we believe increase shareowner value.

Below is a summary description of vesting criteria and the modifications made to the 2012-2014 PSU Plan.

•	PSUs were issued in 2012 with a three-year ROIC metric for the performance period of January 1, 2012 through December 31, 2014, payable upon approval by the Compensation Committee in May of 2015.
•
One-year into the performance period, the Company acquired GeoEye. The Compensation Committee's belief was that, while the acquisition of GeoEye was a positive long term strategic decision for shareowners, it would have a material and short term dilutive impact on ROIC forecasts. The Compensation Committee did not contemplate the GeoEye acquisition at the time it established the performance goals for the 2012-2014 PSUs. Accordingly, the Compensation Committee believed it was appropriate to modify the applicable performance metrics to preserve the level of incentives that were originally intended in granting the 2012-2014 PSUs and mitigate the impact of the acquisition of GeoEye. It was the belief of the Compensation Committee that this modification was necessary and aligned to shareowner interests because it preserved the retention value and integrity of the newly introduced PSU awards.
•	As a result, the Compensation Committee approved a modification to the 2012-2014 PSU Plan targets to take into account post-acquisition financial forecasts. The modification had two elements:
      •
      Achievement of the 2012 portion was locked at the pre-acquisition completed ROIC performance levels for FY 2012;

      •
      The 2013-2014 ROIC metrics were modified to align with the Board-approved post-acquisition ROIC forecast.

The results of the 2012-2014 PSU Awards were as follows:

2012 portion (34%) of the award locked in at original ROIC targets:

	Threshold	Target	Maximum	Results/Payout
ROIC*	6.0%	9.0%	12.0%	7.8%
Payout	50%	100%	200%	24.4%

2013-2014 portion (66%) with modified ROIC targets:

	Threshold	Target	Maximum	Results/Payout
ROIC*	2.0%	4.0%	6.0%	1.7%
Payout	50%	100%	200%	0%

Total Award Vesting: 24.4%
*
ROIC is a non-U.S. GAAP financial measure. For purposes of 2012-14 Performance Share Unit Metrics, ROIC is defined as Net Operating Profit After Tax ("NOPAT") divided by Invested Capital. NOPAT is a non-U.S. GAAP financial measure defined as net income before interest and taxes, and excludes restructuring charges, integration costs, acquisition costs and loss from early extinguishment of debt, the total of which is multiplied by (1 - the effective tax rate). Invested Capital is defined as total debt plus total stockholders' equity, less cash and cash equivalents and marketable securities.

The table below represents a 24.4% anticipated payout for NEOs with outstanding shares in the 2012-2014 PSU Plan:

Name	Target Shares	Earned Shares
Jeffrey R. Tarr	27,118	6,617
Timothy M. Hascall	7,197	1,757
Walter S. Scott	8,031	1,960
David B. Turner, Jr.	6,429	1,569

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2014 - 2016 Performance Share Unit Metrics

In 2014, the Compensation Committee established the 2014-2016 PSU Award Plan, which uses ROIC and TSR as the performance metrics, split equally, as set forth below.

Return on Invested Capital (ROIC)*

Fifty percent of the 2014-2016 PSU Awards are based upon the achievement of ROIC metrics. The target level was set to be reasonably achievable with strong management performance, while the maximum level was designed to reflect exceptional returns for shareowners. The results will be calculated as an average of the annual ROIC for each year of the 2014 to 2016 performance period. Below are the metrics that will be used to determine the success of the ROIC portion of the 2014-2016 PSU awards:

	Threshold	Target	Maximum
ROIC*	3.0%	6.0%	9.0%
Payout	50%	100%	200%

*
ROIC is a non-U.S. GAAP financial measure. For purposes of 2014-16 Performance Share Unit Metrics, ROIC is defined as Free Cash Flow ("FCF") divided by Invested Capital. FCF is a non-U.S. GAAP financial measure defined as Net Cash Flows Provided by Operating Activities less Net Cash Flows Used in Investing Activities, excluding Acquisition of Businesses, net of cash acquired, cash paid for interest, and certain one-time costs. Invested Capital is defined as total debt plus total stockholders' equity, less cash and cash equivalents and marketable securities.

Total Shareowner Return (TSR)

Fifty percent of the 2014-2016 PSU Awards are based upon the achievement of TSR metrics. The number of PSUs earned is subject to adjustment (increase or decrease) depending on the total shareowner return of the Company's common stock compared to companies in the Russell 2000 over the same time period of January 1, 2014 to December 31, 2016 as set forth below:

Percentile*	Payout
Below 25th	0
25th	50%
50th	100%
75th and above	200%

*
Awards will be interpolated between the described intervals, and the first and last price points will use a 20-day average price convention.

Executive Policies, Provisions and Agreements

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines that apply to the CEO, other elected officers including named executive officers, and our non-employee directors. The Stock Ownership Guidelines recommend that for the term of their tenure with the Company, individuals in these positions hold Qualifying Shares, which include:

•	Shares of DigitalGlobe common stock held by the covered executive or non-employee director in a brokerage account, or for the covered executive's or non-employee director's benefit in trust, or through a tax qualified retirement plan
•	Restricted shares or restricted stock units (whether vested or unvested)
•	50% of the aggregate spread (fair market less exercise price) on vested DigitalGlobe stock options held by the covered executive or non-employee director

Executives and non-employee directors are expected to achieve the holdings required by the Stock Ownership Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010, or their later date of hire or effective date of promotion, as applicable. As of the Record Date, all executives and non-employee directors subject to these requirements have exceeded these holding requirements within the time period specified.

Stock Ownership Guidelines
Chief Executive Officer	5x Base Salary
Executive Vice President	3x Base Salary
Other Elected Officers	1.5x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

Executive Non-qualified Deferred Compensation

We maintain a deferred compensation plan for certain employees and members of the Board of Directors to provide an opportunity to defer compensation on a pre-tax basis. Executives who elect to participate may defer up to 90% of annual base salary; up to 100% of incentive and other compensation; and the payment of up to 100% of any RSUs awarded. Participants specify one or more benchmark fund(s) in which their cash deferrals will be deemed to be invested for purposes of crediting earnings or losses on the deferrals. RSUs continue to be

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paid in shares of our common stock. Participants may generally elect to receive a year's deferrals at a specified future date while employed (scheduled in-service withdrawal) and/or at termination of employment.

The Company, upon approval by the Compensation Committee and the Board of Directors, may also make contributions at any time based upon individual or overall corporate performance. We did not make any contributions to the deferred compensation plan in 2014.

Clawback Policy

In February 2015, the Board amended its Corporate Governance Guidelines to include what is commonly referred to as a clawback policy.

Pursuant to the policy, the Board of Directors or the Compensation Committee will, in such circumstances as it determines to be appropriate, require reimbursement or cancellation of all or a portion of any short or long term cash or equity incentive awards or payments to an executive officer (or former executive officer, as the case may be) of the Company where: (1) the amount of, or number of shares included in, any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under the securities laws; (2) a lesser payment or award of cash or shares would have been made to the individual based upon the restated financial results; and (3) the payment or award of cash or shares was received by the individual prior to or during the 12-month period following the first public issuance or filing of the financial results that were subsequently restated.

This policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws.

Anti-Hedging and Pledging Policy

The Company's Insider Trading Policy prohibits the Company's Directors, officers and employees from, unless otherwise approved in advance by the Company's General Counsel, engaging in hedging transactions or pledging the Company's securities as collateral for a loan. The Company's General Counsel did not approve any such transactions in 2014.

Interim Chief Financial Officer Compensation Arrangement

On September 3, 2014, Fred A. Graffam was appointed to the role of Interim Chief Financial Officer. For the calendar year 2014, Mr. Graffam received a base salary of $260,000. Mr. Graffam's cash bonus target was 50% of his base salary, and he received an equity award in the amount of $165,000 (75% of the award consisted of time vested RSUs, and the remaining 25% consisted of PSUs). Mr. Graffam's 2014 bonus payment was $109,000, and was calculated based on consolidated Revenue and EBITDA Margin corporate achievement of 83.8%.

In connection with his service as interim Chief Financial Officer, Mr. Graffam was awarded (i) a special service cash bonus in the amount of $150,000, to be paid 90 days after Mr. Graffam stepped down as Interim Chief Financial Officer, and (ii) a one-time Restricted Stock Unit award in the amount of $250,000, which vests 25% over a four year period subject to the terms and conditions of the award agreement.

Former Chief Financial Officer Separation Agreement

On April 29, 2014, the Company entered into a separation agreement ("CFO Separation Agreement") with Yancey L. Spruill, the Company's former Executive Vice President and Chief Financial Officer, in connection with Mr. Spruill's separation from the Company. This agreement was negotiated with Mr. Spruill, and the Compensation Committee determined that the payments and benefits to Mr. Spruill under the CFO Separation Agreement were appropriate in light of his service to the Company and to secure his services during the transition period beginning April 29, 2014 through October 1, 2014 ("Transition Period").

Pursuant to the CFO Separation Agreement, Mr. Spruill continued to perform the duties of Executive Vice President and Chief Financial Officer of the Company during the Transition Period. During this Transition Period, Mr. Spruill continued to receive the same cash compensation, benefits and perquisites that he was receiving immediately prior to entering into the CFO Separation Agreement, except that his 2014 cash bonus would be pro-rated. The Transition Period under the CFO Separation Agreement ended when Mr. Spruill left the Company on September 3, 2014.

Pursuant to the CFO Separation Agreement, following termination of Mr. Spruill's employment on September 3, 2014, the Company provided the following to Mr. Spruill: (i) a cash payment of $646,000, (ii) an accelerated vesting of his restricted stock and RSU awards with a value, determined as of September 3, 2014, equal to $646,000, (iii) a pro-rata portion of his 2014 target bonus equal to $199,500, (iv) an accelerated vesting of 2,781 PSUs of which the applicable performance-based vesting conditions were satisfied, (v) a cash payment of $20,000 in lieu of continued welfare benefits, and (vi) because the Company terminated the Transition Period prior to October 1, 2014, a cash payment equal to $27,889, which represents the base salary that he would have otherwise received from the Company for the balance of the Transition Period.

Chief Executive Officer Employment Agreement

On July 23, 2014, the Compensation Committee recommended, and the Board of Directors approved, a new Employment Agreement ("CEO Employment Agreement") for Jeffrey R. Tarr, our President and Chief Executive Officer. The CEO Employment Agreement replaces the Company's prior Employment Agreement, dated February 22, 2011, with Mr. Tarr.

The CEO Employment Agreement has an initial term of 36 months and will automatically renew annually thereafter for an additional year unless either party has given 180 days' prior written notice of non-renewal. If a Change in Control (as defined in the CEO Employment Agreement) occurs, the term will be extended two years following the Change in Control. In all cases, the term is subject to earlier

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termination pursuant to the terms of the CEO Employment Agreement. The CEO Employment Agreement provides for the following compensation and benefits:

•	Mr. Tarr's annual base salary will be not less than $690,000 and Mr. Tarr's target annual bonus will equal not less than 100% of his base salary for the particular year.
•
Mr. Tarr is eligible for annual restricted stock unit and/or other equity incentive grants on such terms as may be approved by the Company's Board of Directors. Mr. Tarr is also entitled to participate in the employee benefit plans that the Company provides its executive employees generally.

If the Company terminates Mr. Tarr's employment without Cause, or if Mr. Tarr resigns from employment for Good Reason (as these terms are defined in the CEO Employment Agreement), Mr. Tarr will be entitled to a severance payment equal to two times the sum of (a) his highest annual rate of base salary in effect at any time in the two years prior to the date of termination plus (b) the average of Mr. Tarr's annual bonuses for the two years prior to the date of termination. If such a termination occurs within six months prior to, or within two years following, a Change in Control (as defined in the CEO Employment Agreement), or Mr. Tarr's employment ends at the expiration of the term of the CEO Employment Agreement as a result of non-extension of the term by the Company during that period, Mr. Tarr will also be entitled to accelerated vesting of certain of his equity awards at the target level of performance as to awards with performance-based vesting conditions. In addition, in the event of any termination of Mr. Tarr's employment described above (whether or not in connection with a Change in Control), Mr. Tarr will also be entitled to a prorated portion of his bonus for the year in which the termination occurs.

In the event of Mr. Tarr's death or Disability (as defined in the CEO Employment Agreement), certain equity awards granted to Mr. Tarr pursuant to his prior CEO Employment Agreement with the Company will fully vest and, as to other equity awards, the next scheduled vesting installment of those awards following the date of Mr. Tarr's death or Disability will vest on a pro-rata basis based on the target level of performance as to awards with performance-based vesting conditions.

In the event that the Company provides notice to Mr. Tarr that it will not extend the term of the CEO Employment Agreement and such notice is given outside the Change in Control period described above, Mr. Tarr will be entitled to a severance payment equal to 1.85 times his highest annual rate of base salary in effect at any time in the two years prior to the date of termination.

Mr. Tarr's right to receive any severance benefits described above would be conditioned upon his providing the Company with a release of claims. If Mr. Tarr resigns for Good Reason, or if his employment is terminated by the Company without Cause or as a result of a nonrenewal of the CEO Employment Agreement by the Company, Mr. Tarr will also be entitled to a lump sum payment from the Company equal to the estimated monthly cost for Mr. Tarr to continue health coverage for a period of 24 months.

The CEO Employment Agreement also includes cooperation and proprietary information covenants in favor of the Company. The CEO Employment Agreement does not provide for a "gross-up" of any excise taxes under Section 280G of the Internal Revenue Code.

Benefits Payable to Other Named Executive Officers

Messrs. Hascall and Scott are each a party to a Severance Protection Agreement dated as of April 13, 2015, and Mr. Turner is a party to a Severance Agreement with the Company dated as of June 1, 2012, (collectively, the "Severance Agreements").

Messrs. Hascall and Scott:    The Severance Agreements for Messrs. Hascall and Scott have a two year term with automatic one-year extensions unless earlier terminated in accordance with the Severance Agreement, and a minimum two-year term if a Change in Control (as defined in Messrs. Hascall and Scott's Severance Agreements) of the Company occurs. Pursuant to the Severance Agreements, Messrs. Hascall and Scott will be entitled to severance benefits if their employment is terminated by the Company without Cause (as defined in Messrs. Hascall and Scott's Severance Agreements) or if he terminates employment for Good Reason (as defined in Messrs. Hascall and Scott's Severance Agreements). If such a termination of occurs before a Change in Control of the Company, the Company will pay the executive a severance benefit equal to one and one-half times the sum of (a) his highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (b) the average of his actual annual cash bonuses from the Company for the two preceding years. If such a termination occurs on or after a Change in Control of the Company, the Company will pay the executive a severance benefit equal to two times the sum of (a) his highest annual rate of base salary from the Company in effect at any time in the preceding twelve months, plus (b) his target cash bonus amount for the year in which the Change in Control of the Company occurs. In addition, if the executive is entitled to severance under the agreement, the Company will pay or reimburse his premiums to continue medical coverage under COBRA for up to twelve months following the termination of his employment.

The receipt of severance pay or benefits, except in the event of death or disability, under the terms of the agreement is contingent upon the Executive's execution and non-revocation of a general release and waiver of any and all claims against the Company.

Mr. Turner:    The Severance Agreement for Mr. Turner provides that in the event of a Change in Control (as defined in Mr. Turner's Severance Agreement), (i) all then-outstanding unvested equity awards will become fully vested on a double trigger basis if Mr. Turner becomes entitled to severance benefits because he is terminated without Cause (as defined in Mr. Turner's Severance Agreements) or resigns for Good Reason (as defined in Mr. Turner's Severance Agreements) upon or following the Change in Control. Mr. Turner's Severance Agreement provides that if his employment is terminated for any reason other than for Cause, disability, or death, or if he resigns for Good Reason, he will be entitled to severance pay equal to the sum of his base salary and the average of the most recent two years' cash incentives. If Mr. Turner's employment terminates under these circumstances upon or following a Change in Control, severance pay is calculated as the sum of his base salary plus the target cash incentive for the year in which the Change in Control occurred, multiplied by 1.5. In addition, if Mr. Turner is entitled to severance benefits, the Company will provide welfare benefits (including health and life insurance, but excluding disability insurance) at its sole cost for the period used to calculate any applicable severance payment, provided that such coverage will end upon the executive becoming eligible for such benefits from a subsequent employer.

The receipt of severance pay or benefits under the terms of the Severance Agreements is contingent upon the executive's execution and non-revocation of a general release and waiver of employment-related claims against the Company.

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Pension Benefits

None of our NEOs participate in or have an account balance in qualified or non-qualified defined benefit plans maintained by the Company.

Tax Considerations

Our Compensation Committee intends for all stock options and stock appreciation rights granted under our 2007 Plan to qualify as performance-based compensation within the meaning of Section 162(m). In addition, under our 2007 Plan our Compensation Committee has the discretion to grant other types of awards, such as performance-based vesting restricted stock or restricted stock units, that may qualify as performance-based compensation within the meaning of Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under our 2007 Plan or otherwise will be fully deductible under all circumstances.

Additionally, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and reserves the right to grant compensation awards in the future in a manner it believes is consistent with the best interests of the Company and our shareowners, even where the compensation paid under such programs may not be deductible.

Compensation Committee Report

The Compensation Committee consists of the following four non-employee directors: Messrs. Jenson (Chairman), Hough and Whitehurst and Ms. Decyk, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company's Web site at http://www.digitalglobe.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the U.S. Securities and Exchange Commission.

The Compensation Committee:
Warren C. Jenson, Chairman
Roxanne J. Decyk
Lawrence A. Hough
James M. Whitehurst

Pursuant to the rules of the SEC, the foregoing Compensation Committee Report is not deemed "soliciting material," is not "filed" with the SEC, is not subject to Regulation 14A or 14C under the Exchange Act or the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

Compensation Committee Interlocks and Insider Participation

Messrs. Jenson, Hough, and Whitehurst and Ms. Decyk each served on the Compensation Committee during all or part of fiscal 2014. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K promulgated by the SEC. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2014.

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BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of the close of business on April 1, 2015 by:

•	Each of the executive officers named in the 2014 Summary Compensation Table in this Proxy Statement;
•	Each of our directors;
•	All of our executive officers and directors as a group as of April 1, 2015; and
•	Each person known by us to be the beneficial owner of more than 5% of our common stock and Series A Convertible Preferred Stock.

Common Stock

Name	Shares Beneficially Owned(1)		Options Exercisable Within 60 Days(2)	Total Beneficial Ownership	Percentage of Class Owned(3)	Deferred Restricted Stock Units
Jeffrey R. Tarr	97,429	(4)	228,354	325,783	*	-
Fred A. Graffam	2,019		-	2,019	*	-
Yancey L. Spruill**	64,054		-	64,054	*	-
Timothy M. Hascall	23,801	(5)	50,928	74,729	*	-
Walter S. Scott	123,410	(6)	183,666	307,076	*	-
David B. Turner, Jr.	15,223	(7)	22,500	37,723	*	-
General Howell M. Estes, III	26,878		33,984	60,862	*	8,756
Nick S. Cyprus	16,390	(8)	-	16,390	*	6,293
Roxanne J. Decyk	-		-	-	*	9,705
Martin C. Faga	21,068		-	21,068	*	6,293
Lawrence A. Hough	22,862	(9)	-	22,862	*	6,293
Warren C. Jenson	14,390		32,512	46,902	*	6,293
Kimberly Till	22,224		-	22,224	*	1,122
James M. Whitehurst	14,390		17,847	32,237	*	6,293
Eddy Zervigon	6,990		-	6,990	*	-
All directors and executive officers as a group (16 persons)(10)	475,862	(11)	593,817	1,069,709	1.5%	51,084

*
Less than 1%.

**
Shares beneficially owned as of Mr. Spruill's separation date of September 3, 2014.

(1)
Shares are considered to be "beneficially" owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares and shares do not include RSUs deferred as part of the Company's Deferred Compensation Plan. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and/or investment power with respect to all of the shares of our common stock that they beneficially own, subject to applicable community property laws.

(2)
Number of shares subject to options exercisable within 60 days after April 1, 2015.

(3)
Does not include DSUs deferred as part of the Company's Deferred Compensation Plan owned by Messrs. Estes, Cyprus, Faga, Hough, Jenson, Whitehurst and Mmes. Decyk and Till.

(4)
Includes (i) 10,558 shares of unvested restricted stock awards granted pursuant to the CEO Employment Agreement and (ii) 9,140 shares of unvested restricted stock awards granted on March 6, 2012.

(5)
Includes (i) 3,508 shares of unvested restricted stock awards granted on October 12, 2011 and (ii) 1,431 shares of unvested restricted awards granted on March 6, 2012.

(6)
Includes (i) 101,333 shares of common stock registered in the name of Walter S. Scott & Diane R. Scott, Trustees or Their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Mr. Scott shares voting and investment power with Diane R. Scott and (ii) 3,496 shares of unvested restricted stock awards granted on March 6, 2012.

(7)
Includes 11,364 shares of unvested restricted stock awards granted on June 1, 2012.

(8)
Includes 500 shares of common stock owned by Mr. Cyprus' spouse. Mr. Cyprus disclaims beneficial ownership with regard to these shares.

(9)
Includes 833 shares of common stock held by a trust for the benefit of two of Mr. Hough's minor grandchildren, where Mr. Hough is not the trustee but where he holds a power-of-attorney for disposing the shares. Includes 798 shares of common stock held by a trust for the benefit of two of Mr. Hough's minor grandchildren, where Mr. Hough is the trustee. Mr. Hough disclaims beneficial ownership of the shares held in trust for his minor grandchildren, and this disclosure should not be deemed an admission that Mr. Hough is the beneficial owner of such shares.
33

(10)
Messrs. Graffam and Spruill are excluded from these totals and Messrs. Ferrera, Jablonsky and Wray are included within these totals.

(11)
This amount includes an aggregate of 19,820 shares of unvested restricted stock awards granted to Messrs. Jablonsky and Wray and an aggregate of 39,497 shares of unvested restricted stock awards granted to the named executive officers as set forth in footnotes (4) -(7) above.

5% Holders of Common Stock

5% Holders	Total Beneficial Ownership	Percentage of Class Owned
T. Rowe Price(1)	10,959,983	15.1%
Wellington Management Group LLP(2)	10,455,715	14.4%
The Vanguard Group(3)	4,515,328	6.2%
Franklin Resources, Inc.(4)	4,414,760	6.1%
Blackrock, Inc.(5)	4,374,240	6.0%
TimesSquare Capital Management, LLC(6)	4,102,695	5.7%

(1)
Based on information supplied by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. in a Schedule 13G/A filed with the SEC on February 10, 2015. According to the Schedule 13G/A, T.Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid-Cap Growth Fund, Inc., an investment company, are each organized in the State of Maryland, have sole power to vote or direct the vote of 2,538,103 shares of common stock and sole power to dispose or direct the disposition of 10,959,983 shares of common stock as of December 31, 2014. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
Based on information supplied by Wellington Management Group LLP in a Schedule 13G/A filed with the SEC on February 12, 2015. According to the Schedule 13G/A, Wellington Management Group LLP, an investment adviser organized in the Commonwealth of Massachusetts, has shared power to vote or direct the vote of 7,682,521 shares of common stock and shared power to dispose or direct the disposition of 10,455,715 shares of common stock as of December 31, 2014. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(3)
Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 10, 2015. According to the Schedule 13G/A, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment adviser. The Vanguard Group has sole power to vote or direct the vote of 104,186 shares of common stock, sole power to dispose or direct the disposition of 4,417,440 shares of common stock, and shared power to dispose or to direct the disposition of 97,888 shares of common stock as of December 31, 2014. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based on information supplied by Franklin Resources, Inc. in a Schedule 13G filed with the SEC on February 9, 2015. The filing is made jointly with Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. According to the Schedule 13G, Franklin Resources, Inc., organized in the State of Delaware, has sole power to vote or direct the vote of 4,217,896 shares of common stock and sole power to dispose or direct the disposition of 4,272,496 shares of common stock as of December 31, 2014. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403-1906.

(5)
Based on information supplied by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on February 2, 2015. According to the Schedule 13G/A, Blackrock, Inc., organized in the State of Delaware, has sole power to vote or direct the vote of 4,159,437 shares of common stock and sole power to dispose or direct the disposition of 4,374,240 shares of common stock as of December 31, 2014. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)
Based on information supplied by TimesSquare Capital Management LLC in a Schedule 13G/A filed with the SEC on February 11, 2015. According to the Schedule 13G/A, TimesSquare Capital Management LLC, organized in the State of Delaware, has sole power to vote or direct the vote of 3,469,880 shares of common stock and sole power to dispose or direct the disposition of 4,102,695 shares of common stock as of December 31, 2014. The address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, New York 10036.

Series A Convertible Preferred Stock

Series A Convertible Preferred Stock	Total Beneficial Ownership	Percentage of Class Owned
Citigroup Global Markets, Inc.(1)	80,000	100%

(1)
In March 2014, the Cerberus Parties (as defined above) transferred the 80,000 shares of Series A Convertible Preferred Stock to Citigroup Global Markets, Inc. The address of Citigroup Global Markets Inc. is 390 Greenwich Street, 3rd Floor, New York, NY 10013. The 80,000 shares of Series A Convertible Preferred Stock is convertible at the option of the holders, at a conversion price of $26.17 per common share, which would convert into 3,056,935 shares of our common stock.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2014, except that one Form 4 for Leon Anthony Frazier, reporting one transaction, was filed late.

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COMPENSATION TABLES

Summary Compensation Table - 2014, 2013 and 2012

The following Summary Compensation Table sets forth the total compensation earned for the years ended December 31, 2014, December 31, 2013, and December 31, 2012 for our Named Executive Officers:

Name and Principal Position(s)	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey R. Tarr	2014	675,000		-		3,840,073	-	643,000	21,278	5,179,351
President, Chief Executive Officer	2013	616,250		-		3,622,376	-	550,000	10,980	4,799,606
and Director	2012	568,750		-		860,415	1,006,603	1,034,000	10,730	3,480,498
Fred A. Graffam(5)	2014	260,000		-		415,077	-	109,000	6,771	790,848
Senior Vice President, Financial	-	-		-		-	-	-	-	-
Planning & Analysis	-	-		-		-	-	-	-	-
Interim Chief Financial Officer (portion of 2014)
Yancey L. Spruill(6)	2014	252,718		-		850,037	-	-	902,789	2,005,544
Former Executive Vice President	2013	352,400		-		929,992	-	166,000	9,400	1,457,792
and Chief Financial Officer	2012	327,200		-		252,008	280,004	354,000	8,483	1,221,695
Walter S. Scott	2014	352,500		-		850,037	-	231,000	10,990	1,444,527
Executive Vice President,	2013	322,500		-		925,118	-	173,000	11,670	1,432,288
General Manager - US Government	2012	292,500		-		292,062	385,003	332,000	11,419	1,312,984
and Chief Technical Officer
Timothy M. Hascall	2014	352,500		-		1,000,066	-	239,000	11,800	1,603,366
Executive Vice President,	2013	322,500		-		912,131	-	185,000	9,400	1,429,031
Chief Operations Officer	2012	289,167		-		181,364	157,500	327,000	1,255	956,286
David B. Turner, Jr.	2014	347,500		-		850,037	-	198,000	7,910	1,403,447
Senior Vice President,	2013	313,750		-		902,662	-	150,000	9,400	1,375,812
Diversified Commercial Sales	2012	166,250	(7)	100,000	(8)	449,018	350,000	148,000	175,854	1,389,122

(1)
The amounts reported in the "Stock Awards" column of the table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance awards and restricted share units. All performance awards issued are shown at the target amount, but have a maximum payout of 200%. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. For more information on the 2014 stock awards granted and performance conditions applied, see the "2014 Long Term Stock Incentive Awards" section in this Proxy Statement.

(2)
The amounts reported in the "Option Awards" column of the table above for each fiscal year represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 for option awards. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column of the table above include 2014 annual incentive bonuses under the Executive Success Sharing Plan for each of our Named Executive Officers who were employed by us as of December 31, 2014. For a discussion of the Executive Success Sharing Plan, see the Compensation Discussion and Analysis section of this Proxy Statement.

(4)
For information regarding the amounts reported for 2014 in the "All Other Compensation" column of the table above, see the section entitled "2014 All Other Compensation" below.

(5)
Effective September 3, 2014, Mr. Graffam was named our interim Chief Financial Officer and served in such position until March 2, 2015. Mr. Graffam was not a Named Executive Officer prior to 2014.

(6)
On September 3, 2014, Mr. Spruill separated from the Company and resigned as our Executive Vice President, Chief Financial Officer.

(7)
The amount reported in the "Salary" column of the table above for Mr. Turner for 2012 represents a pro-rated portion of his annual base salary for the year as he initially commenced employment with the Company in June 2012.

(8)
The amount reported in the "Bonus" column of the table for Mr. Turner for 2012 represents a $100,000 sign-on bonus paid to Mr. Turner in connection with his hiring in 2012.
35

2014 All Other Compensation

The following table presents the amounts reported for 2014 in the "All Other Compensation" column of the 2014 Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits(1) ($)	Insurance Premiums(2) ($)	Company Contributions to Retirement and 401(k) Plans(3) ($)	Tax Reimbursements ($)	Severance-Related Payments ($)		Total ($)
Jeffrey R. Tarr	11,878	650	8,750	-	-		21,278
Fred A. Graffam	-	650	6,121	-	-		6,771
Yancey L. Spruill	-	650	8,750	-	893,389	(4)	902,789
Walter S. Scott	1,590	650	8,750	-	-		10,990
Timothy M. Hascall	2,400	650	8,750	-	-		11,800
David B. Turner, Jr.	-	650	7,260	-	-		7,910

(1)
Consists of reimbursement for annual health physical exam, and with respect to Mr. Tarr only, $9,423 of his amount represents reimbursement for attorney's fees in connection with the negotiation of his new Employment Agreement entered into in July 2014.

(2)
Consists of long term disability premium payments.

(3)
Consists of Company matching contributions to the Company's 401(k) plan. The Company has no other retirement plan in place.

(4)
Consists of payments made to Mr. Spruill as discussed in the section titled "Former Chief Financial Officer Separation Agreement" above.

2014 Grants of Plan-Based Awards

The following table sets forth summary information regarding the incentive awards granted to our named executive officers during the year ended December 31, 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/Sh)	Fair Value of Stock and Option Awards ($)(3)

Jeffrey R. Tarr	2/5/2014	345,000	690,000	1,380,000				51,379	-	-	1,920,033
	2/5/2014				21,718	43,435	86,870		-	-	1,920,040
Fred A. Graffam	2/5/2014	65,000	130,000	195,000				3,312	-	-	123,769
	10/22/2014							8,681	-	-	250,013
	2/5/2014				467	934	1,868		-	-	41,294
Yancey L. Spruill	2/5/2014	133,000	266,000	532,000				11,373	-	-	425,009
	2/5/2014				4,808	9,615	19,230		-	-	425,028
Walter S. Scott	2/5/2014	126,000	252,000	504,000				11,373	-	-	425,009
	2/5/2014				4,808	9,615	19,230		-	-	425,028
Timothy M. Hascall	2/5/2014	126,000	252,000	504,000				13,380	-	-	500,011
	2/5/2014				5,656	11,312	22,624		-	-	500,056
David B. Turner, Jr.	2/5/2014	115,500	231,000	462,000				11,373	-	-	425,009
	2/5/2014				4,808	9,615	19,230		-	-	425,028

(1)
The amount reported in these columns represent the potential cash incentive payments under the Executive Success Sharing Plan. Threshold represents achievement of the lowest level of performance against the Company performance metrics (Consolidated Revenue and Adjusted EBITDA Margin) required for payment of a portion of the target cash incentive opportunity corresponding to the Company strategic corporate objectives (70% of the overall cash incentive opportunity is based on the Company strategic corporate objectives, the threshold payout is 50% of that 70% of the overall cash incentive opportunity). There is no threshold with respect to the 30% of each cash incentive opportunity based on individual performance. In each case, the actual payout could be zero based on actual performance (i.e., there is no minimum cash incentive required under the plan). Maximum represents payment of the maximum possible cash incentive amount under the Executive Success Sharing Plan assuming performance at or exceeding the maximum performance levels under the plan. Target represents the bonus payout at the targeted performance levels. See the Compensation Discussion and Analysis section above for a description of the Executive Success Sharing Plan.

(2)
The amounts reported in these columns represent the potential future payouts (denominated in a number of shares of our common stock) with respect to PSUs granted in 2014. The Threshold represents achievement of the lowest minimum level required for issuance of shares based on performance against specified metrics. The actual payout could be zero based on actual performance (i.e., there is no minimum payout required under the awards). Maximum represents payment of the maximum possible payout under the awards assuming performance at or exceeding the maximum performance levels under the awards. Target represents the payout at the targeted performance levels. Absent a change in control, the PSUs vest, if at all, based on performance over the period from January 1, 2014 through December 31, 2016, and any earned shares will be issued in 2017. See the Compensation Discussion and Analysis section above for a description of the terms and conditions of these awards.

(3)
The amounts reported in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, and as required by applicable SEC rules, the amounts reported in this column reflect the aggregate grant date fair value of the awards granted to the named executive officers in 2014, calculated in accordance with FASB ASC Topic 718. With respect to equity incentive plan awards (our PSUs), this column reflects the grant date fair value of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The probable outcome of these awards as of the grant
36

  date was the targeted award level. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2014.

2014 Outstanding Equity Awards at Fiscal Year-End

  The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2014, including the vesting dates for the portions of these awards that had not vested as of that date. All values are based on the per share closing price of our common stock of $30.97 on December 31, 2014, the last trading day of fiscal year 2014, and, for the amounts reported in the "Equity Incentive Plan Awards" columns, are calculated assuming payout at threshold level of performance.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey R. Tarr						129,074	(5)	3,997,422	84,644	(6)	2,621,425
	64,433	21,478	(1)	29.60	2/23/2021
	94,962	94,963	(2)	11.80	3/6/2022
Fred A. Graffam						16,255	(7)	503,417	934	(8)	28,926
Walter S. Scott						31,694	(11)	981,563	19,918	(12)	616,860
	25,000	-		22.50	6/14/2017
	36,000	-		27.40	1/31/2018
	9,180	-		27.40	3/7/2018
	21,991	-		21.30	3/23/2019
	21,667	-		24.18	3/2/2020
	11,511	3,837	(1)	29.60	2/23/2021
	36,320	36,322	(2)	11.80	3/6/2022
Timothy M. Hascall						32,065	(9)	993,053	21,615	(6)	669,417
	25,311	6,672	(3)	21.38	10/12/2021
	14,858	14,859	(2)	11.80	3/6/2022
David B. Turner, Jr.						36,819		1,140,284	17,987		557,057
	25,000	25,000	(4)	15.40	6/1/2022

(1)
These options were granted on February 23, 2011 and vest 25% on April 4th of 2012, 2013, 2014 and 2015.

(2)
These options were granted on March 6, 2012 and vest 25% on the first, second, third and fourth anniversaries of the grant date.

(3)
These options were granted on October 1, 2011 and vest 25% on the first, second, third and fourth anniversaries of the grant date.

(4)
These options were granted on June 1, 2012 and vest 25% on the first, second, third and fourth anniversaries of the grant date.

(5)
Consists of 10,558 of 42,230 RSAs originally granted February 23, 2011 that vest evenly on April 4th over 4 years, 18,280 of 36,560 RSAs originally granted March 6, 2012 that vest evenly over 4 years, 42,240 of 56,319 RSUs originally granted January 25, 2013 that vest evenly over 4 years, 51,379 RSUs originally granted February 5, 2014 that vest evenly over 4 years and 6,617 PSUs from the 2012-2014 performance award program earned at the end of the 2014 that will vest on May 22, 2015.

(6)
Consists of 41,209 PSUs granted under the 2013-2015 performance award program that will vest on March 31, 2017 and 43,435 PSUs, granted under the 2014-2016 performance award program, which will vest on March 31, 2018.

(7)
Consists of 4,262 of 5,683 RSUs originally granted July 29, 2013 that vest evenly over 4 years, 3,312 RSUs originally granted February 5, 2014 that vest evenly over 4 years and 8,681 RSUs originally granted October 22, 2014 that vest evenly over 4 years.

(8)
Consists of 934 PSUs, granted under the 2014-2016 performance award program, which will vest on March 31, 2018.

(9)
Consists of 3,508 of 14,032 RSAs originally granted October 12, 2013 that vest evenly over 4 years, 2,861 of 5,721 RSAs originally granted March 6, 2012 that vest evenly over 4 years, 10,560 of 14,080 RSUs originally granted January 25, 2013 that vest evenly over 4 years, 13,380 RSUs originally granted February 5, 2014 that vest evenly over 4 years and 1,756 PSUs from the 2012-2014 performance award program earned at the end of the 2014 that will vest on May 22, 2015.

(10)
Consists of 10,303 PSUs granted under the 2013-2015 performance award program that will vest on March 31, 2017 and 11,312 PSUs, granted under the 2014-2016 performance award program, which will vest on March 31, 2018.

(11)
Consists of 809 of 3,234 RSAs originally granted February 23, 2011 that vest evenly over 4 years, 6,992 of 13,984 RSAs originally granted March 6, 2012 that vest evenly over 4 years, 10,560 of 14,080 RSUs originally granted January 25, 2013 that vest evenly over 4 years, 11,373 RSUs originally granted February 5, 2014 that vest evenly over 4 years and 1,960 PSUs from the 2012-2014 performance award program earned at the end of the 2014 that will vest on May 22, 2015.

(12)
Consists of 10,303 PSUs granted under the 2013-2015 performance award program that will vest on March 31, 2017 and 9,615 PSUs, granted under the 2014-2016 performance award program, which will vest on March 31, 2018.

(13)
Consists of 11,364 of 22,728 RSAs originally granted June 1, 2012 that vest evenly over 4 years, 8,580 of 11,440 RSUs originally granted January 25, 2013 that vest evenly over 4 years, 3,933 of 5,245 RSUs originally granted May 21, 2013 that vest evenly over 4 years, 11,373 RSUs originally granted February 5, 2014 that vest evenly over 4 years and 1,569 PSUs from the 2012-2014 performance award program earned at the end of the 2014 that will vest on June 1, 2015.

(14)
Consists of 8,372 PSUs granted under the 2013-2015 performance award program that will vest on March 31, 2017 and 9,615 PSUs, granted under the 2014-2016 performance award program, which will vest on March 31, 2018.
37

2014 Option Exercises and Stock Vested

The following table sets forth summary information concering the exercise of stock options and the vesting of stock awards for our named executive officers during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (S)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey R. Tarr	-	-	33,776	1,152,471
Fred A. Graffam	-	-	1,421	38,509
Yancey L. Spruill	217,583	2,196,677	31,911	1,046,243
Walter S. Scott	-	-	8,994	319,442
Timothy M. Hascall	-	-	8,458	277,648
David B. Turner, Jr.	-	-	9,854	324,094

(1)
In the case of options, the "Value Realized on Exercise" is determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options. In the case of stock awards, the "Value Realized on Vesting" is determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of our common stock on the vesting date (or the immediately preceding trading day, if the vesting date is not a trading day).
38

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2014.

Payments and Potential Payments upon Termination or Change in Control

The table below reflects the estimated payments and benefits to each of the named executive officers, assuming that a qualifying triggering event on December 31, 2014, the last business day of fiscal year 2014. The actual amounts to be paid out can only be determined at the time of such officer's separation.

Name	Termination Reason	Severance Pay ($)	Options ($)(1)	Restricted Stock Awards and Units ($)(2)	Performance Stock Units ($)(2)	Medical Insurance ($)	Total ($)
Jeffrey R. Tarr	Involuntary Termination Not in Connection with a Change of Control	2,573,000	-	-	-	33,042	2,606,042
	Involuntary Termination in Connection with a Change of Control	2,760,000	1,849,866	3,792,493	3,461,269	33,042	11,896,670
	Death or Disability	-	775,799	1,323,043	1,799,445	-	3,898,286
	Non-Renewal of Employment Agreement	1,276,500	-	-	-	-	1,276,500
Fred A. Graffam	Involuntary Termination Not in Connection with a Change of Control	-	-	-	-	-	-
	Involuntary Termination in Connection with a Change of Control	-	-	503,417	28,926	-	532,343
	Death or Disability	-	-	-	-	-	-
	Non-Renewal of Employment Agreement	-	-	-	-	-	-
Walter S. Scott	Involuntary Termination Not in Connection with a Change of Control	843,000	-	-	-	17,615	860,615
	Involuntary Termination in Connection with a Change of Control	1,224,000	701,549	920,862	865,581	17,615	3,420,358
	Death or Disability	-	-	-	-	-	-
	Non-Renewal of Employment Agreement	-	-	-	-	-	-
Timothy M. Hascall	Involuntary Termination Not in Connection with a Change of Control	858,000	-	-	-	16,549	874,549
	Involuntary Termination in Connection with a Change of Control	1,224,000	348,832	938,670	892,308	16,549	3,729,607
	Death or Disability	-	-	-	-	-	-
	Non-Renewal of Employment Agreement	-	-	-	-	-	-

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Name	Termination Reason	Severance Pay ($)	Options ($)(1)	Restricted Stock Awards and Units ($)(2)	Performance Stock Units ($)(2)	Medical Insurance ($)	Total ($)
David B. Turner, Jr.	Involuntary Termination Not in Connection with a Change of Control	529,000	-	-	-	16,263	545,263
	Involuntary Termination in Connection with a Change of Control	878,625	389,250	1,091,693	756,164	24,395	3,140,126
	Death or Disability	-	-	-	-	-	-
	Non-Renewal of Employment Agreement	-	-	-	-	-	-

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Disclosure and Analysis under the headings "Chief Executive Officer Employment Agreement" and "Benefits Payable to Other Named Executive Officers."

(1)
Represents the aggregate intrinsic value of the named executive officer's unvested, in the money stock options, based on our December 31, 2014 stock price of $30.97. The named executive officers' unvested stock option holdings as of December 31, 2014 are set forth in the "Outstanding Equity Awards at Year-End 2014" table above.

(2)
Represent the aggregate intrinsic value of (i) 100% of the unvested restricted stock awards and (ii) PSUs at target performance (PSUs are earned based on actual performance through the date of the change in control), based on our December 31, 2014 stock price of $30.97. The named executive officers' unvested restricted stock and PSU holdings as of December 31, 2014 are set forth in the "Outstanding Equity Awards at Year-End 2014" table above.
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EMPLOYEE BENEFIT AND STOCK PLANS

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareowners	3,524,361	$20.52	2,749,587
Equity compensation plans not approved by shareowners	-	-	-

Total	3,524,361	$20.52	2,749,587

Equity compensation plans approved by shareowners
Plans include the 1999 Plan and the 2007 Plan, as defined below. Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

Column (a)
Includes 321,238 target outstanding performance awards, presented assuming the maximum payout of 200% of the awards.

Column (b)
The weighted-average exercise price does not include RSUs or PSUs, which do not have an exercise price.

Column (c)
All securities available for future issuance are under the 2007 Plan, as defined below.

1999 Equity Incentive Plan

On February 16, 2000, the Board of Directors adopted our 1999 Plan Equity Incentive Plan ("1999 Plan"). On December 12, 2000, our shareowners approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants. Options granted pursuant to the 1999 Plan are subject to certain terms and conditions as contained therein, have a ten-year term, generally vest over a four-year period, and are immediately exercisable.

In connection with a change in control, as defined under our 1999 Plan, any then unvested award outstanding under our 1999 Plan will become fully vested. Under our 1999 Plan, a "change in control" is defined generally as (i) the disposition of substantially all of our assets, (ii) a consolidation or merger into another company in which our shareowners immediately prior to the transaction own less than 50% of the voting power of the surviving entity or its parent immediately following the transaction, (iii) a merger in which we are the surviving corporation but our common stock is converted into other property, whether securities, cash, or otherwise, or (iv) after an initial public offering, acquisition by any person, group or entity of at least 30% of our voting power; provided, that in the case of the transactions described in clauses (ii) and (iii) above, the transaction will only be considered a change in control if our shareowners immediately prior to the transaction hold less than 50% of the surviving company or its parent or, if the transaction involves the issuance of securities of an affiliate company, such affiliate.

Amended and Restated 2007 Employee Stock Option Plan

On June 14, 2007, the Board of Directors adopted our Amended and Restated 2007 Employee Stock Option Plan ("2007 Plan"). On June 21, 2007, our shareowners approved our 2007 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our common stock, stock appreciation rights, restricted shares, restricted share units, or grants of our common stock, may be issued to our employees, officers, directors and consultants. On April 9, 2012, the Board of Directors approved, subject to shareowner approval, an amendment and restatement of the 2007 Plan. At the Company's annual meeting held on May 22, 2012, the Company's shareowners approved such amendment and restatement.

In connection with a change in control, the Compensation Committee may in its sole and absolute discretion arrange for the substitution of awards, waive repurchase rights, provide for the cashing out of awards, provide for the termination of awards, or make other modifications it deems necessary. Under our 2007 Plan, a "change in control" is defined generally as: (i) the acquisition of securities of the Company representing 50% or more of the combined voting power of the Company; (ii) the consummation of a merger or consolidation of the Company into any other corporation unless our voting securities immediately before the transaction continue to represent at least 50% of the combined voting power of the Company or the surviving entity, and unless in connection with the transaction no person or entity becomes the beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities; (iii) the sale of all or substantially all of our assets; or (iv) the liquidation or dissolution of the Company.

GeoEye 2010 Omnibus Incentive Plan

On April 28, 2010, the board of directors of GeoEye adopted the GeoEye 2010 Omnibus Incentive Plan ("2010 Plan"). On June 3, 2010, the shareowners of GeoEye adopted the 2010 Plan, which was amended by the board of directors on April 27, 2011. The 2010 Plan provided for equity and cash awards, including stock options, stock appreciation rights, nonvested stock, restricted share units, deferred stock units, performance-based and other share-based awards.

In connection with the acquisition of GeoEye, the Company assumed all the obligations of GeoEye under the 2010 Plan and each outstanding equity award under the 2010 Plan continues in effect on the same terms and conditions but covers Company stock instead of GeoEye stock (with the number of shares adjusted pursuant to and in connection with the acquisition). The Company is no longer making awards under the 2010 Plan.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can attend the Annual Meeting?

All shareowners as of the close of business on April 1, 2015, the record date, can attend the Annual Meeting.

What do I need for admission?

All attendees will be asked to present a government-issued photo identification, such as a driver's license or passport. If you are a shareowner of record, the name on your photo identification will be verified against the April 1, 2015 list of shareowners of record prior to your being admitted to the annual meeting. If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, you must present both proof of ownership and valid photo identification to attend the Annual Meeting. If you hold shares through an account with a bank, broker or other nominee, contact your bank, broker or other nominee to request a legal proxy to vote your shares in person at the Annual Meeting. This legal proxy will serve as proof of your ownership. A recent brokerage statement or letter from your bank, broker or other nominee showing that you owned DigitalGlobe common stock as of April 1, 2015 also serves as proof of ownership.

If you do not have valid photo identification and we are unable to verify ownership of your shares as of April 1, 2015, you will not be admitted into the Annual Meeting. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance by following the "Advance Registration Instructions" included in these proxy materials.

How many shares can vote?

Common Stock
Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the four director nominees and one vote on each other matter that may be presented for consideration and action by the shareowners at the Annual Meeting. As of the close of business on the record date, April 1, 2015, 72,558,459 shares of our common stock were outstanding.

Preferred Stock
Each share of our Series A Convertible Preferred Stock outstanding on the record date is entitled to one vote on each of the four director nominees and on each other matter that may be presented for consideration and action by the shareowners at the Annual Meeting on an as-converted basis, together as a single class with the holders of common stock, based on the number of shares of common stock into which such holder's shares of Series A Convertible Preferred Stock is convertible on the record date. As of the close of business on the record date, April 1, 2015, the outstanding shares of our Series A Convertible Preferred Stock were convertible into 3,056,935 shares of our common stock.

If I hold shares in street name, how can I vote my shares?

If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the directions your broker, bank or nominee provides you. If you desire to attend in person and vote shares held in "street name" at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, giving you the right to vote the shares at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

If you vote by mail, sign your proxy card, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted "FOR" the election of each of the four director nominees under Proposal No. 1, "FOR" approval, on an advisory basis, of the compensation of our named executive officers under Proposal No. 2, and "FOR" ratification of the appointment of PricewaterhouseCoopers LLP under Proposal No. 3.

May I revoke my proxy?

You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a shareowner of record, you may change or revoke your proxy by any of the following:

•	Notifying our Corporate Secretary, Daniel L. Jablonsky, in writing at 1601 Dry Creek Drive, Suite 260, Longmont, CO 80503;
•	Signing and returning a later-dated proxy card;
•	Submitting a new proxy electronically via the Internet or by telephone; or
•	Voting in person at the Annual Meeting (Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy).

If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

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How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our General Counsel and Corporate Secretary, and Jeffrey R. Tarr, our President and Chief Executive Officer, to vote in his discretion on those matters.

Who will count the vote?

The Chairman of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

The holders of a majority of the shares of our common stock and Series A Convertible Preferred Stock outstanding on the record date and entitled to vote, present in person or represented by proxy constitute a quorum at the Annual Meeting. Because there were 72,558,459 shares of Common Stock, including the Series A Convertible Preferred Stock on an as-converted basis, entitled to vote as of the record date, we will need holders of at least 36,279,231 shares present in person or by proxy at the Annual Meeting for a quorum to exist.

What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 - The election of four Class III director nominees (Roxanne J. Decyk, Martin C. Faga, Lawrence A. Hough and Warren C. Jenson) to the Board of Directors, each for a three year term expiring at our 2018 Annual Meeting of Shareowners and until their successors are duly elected and qualified.	The affirmative vote of a majority of votes cast in an uncontested election; Plurality of votes cast in a contested election. This year's election will be uncontested so majority voting will apply.	No

Proposal No. 2 - Approval, on an advisory basis, of the compensation of our named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	No

Proposal No. 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	Yes

If any of the director nominees named in Proposal No. 1, each of whom is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a "holdover director." However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her irrevocable resignation to the Chairman of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Governance and Nominating Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Governance and Nominating Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will "broker non-votes" and abstentions be treated?

Broker Non-Votes
If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. Proposal No. 1 and Proposal No. 2 are considered "non-discretionary" and Proposal No. 3 is considered "discretionary." Accordingly, if you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 3 (ratification of appointment of independent registered public accounting firm), your shares will be considered "broker non-votes" on each of Proposal

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No.1 and Proposal No. 2. Broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of either of these proposals.

Abstentions
A properly executed proxy marked "ABSTAIN" will be counted as present or represented and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal No. 1, proxies marked "ABSTAIN" with respect to a director nominee will not be counted as votes cast on the election of the director nominee and therefore will not be counted in determining the outcome of the director's election. However, for Proposal No. 2 and Proposal No. 3, since abstentions are treated as shares present and represented and entitled to vote on that proposal, proxies marked "ABSTAIN" on either of these proposals will have the same effect as a vote "AGAINST" the proposal.

When must notice of business to be brought before an annual meeting be given and when are shareowner proposals due for the 2016 Annual Meeting?

Advance Notice Procedures
Under our Bylaws, business, including director nominations, may be brought before an annual meeting of shareowners if it is specified in the notice of the meeting or is otherwise brought before the meeting by, or at the discretion of, the Board of Directors or by a shareowner entitled to vote at such meeting who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year's annual meeting of shareowners. However, in the event that an annual meeting of shareowners is called for a date that is not within 25 days before or after such anniversary date, notice by the shareowner in order to be timely must be delivered not later than the close of business on the 10th day following the day on which we gave notice or made public disclosure of the date of the annual meeting, whichever occurred first. If our 2015 annual meeting of shareowners is held within 25 days before or after May 26, 2016, a shareowner must deliver notice of business, including director nominations, to be brought before the 2016 annual meeting of shareowners no earlier than the close of business on January 27, 2016, and no later than the close of business on February 26, 2016. These requirements are separate from and in addition to the requirements of the SEC that a shareowner must meet in order to have a shareowner proposal included in next year's Proxy Statement.

Shareowner Proposals for the 2016 Annual Meeting
If you are submitting a proposal to be included in next year's Proxy Statement, you may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. Shareowner proposals submitted for inclusion in next year's Proxy Statement must be received by our Corporate Secretary at our executive offices no later than December 16, 2015. In the event that we elect to hold our 2016 annual meeting of shareowners more than 30 days before or after May 26, 2016, such shareowner proposals must be received by us within a reasonable time before we begin to print and send our proxy materials for the 2016 annual meeting of shareowners.

How do I obtain a copy of the Annual Report on Form 10-K that DigitalGlobe filed with the SEC?

A copy of our most recent Annual Report on Form 10-K has been furnished with the proxy materials. If you desire a paper or email copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or you may access it on our Investor Relations website at http://investor.digitalglobe.com.

44

ADDITIONAL INFORMATION AND OTHER MATTERS

Other Business

Management does not intend to bring any business before the Annual Meeting other than the election of directors, the advisory approval of the Company's executive compensation, and the ratification of the appointment of PricewaterhouseCoopers LLP, referred to in the accompanying Notice of the Annual Meeting of Shareowners. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company's Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Delivery of Documents to Security Holders Sharing an Address.    The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's shareowners. The Company has delivered only one Proxy Statement and Annual Report to multiple shareowners who share an address, unless the Company received contrary instructions from the affected shareowners prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareowner at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a shareowner sharing an address with another shareowner and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

We file annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 100 F Street, NE, Washington, DC 20549. Please contact the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com. The information on these websites is not incorporated by reference in this Proxy Statement.

By Authorization of the Board of Directors:

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary
45

DigitalGlobe, Inc.
ANNUAL MEETING OF SHAREOWNERS
May 26, 2015 9:00 a.m. MT

ADVANCE REGISTRATION INSTRUCTIONS

Attendance at the Annual Meeting is limited to DigitalGlobe shareowners (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. To attend as a shareowner or immediate family member, you or your family member must be a shareowner of record as of April 1, 2015, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of the Company's common stock on April 1, 2015. Attendees may register at the door on the day of the meeting; however, advance registration for the Annual Meeting will expedite your entry into the meeting. A government-issued photo identification, such as a driver's license or passport, of all attendees will be required.

If you hold your DigitalGlobe shares directly with the Company, and you or a member of your immediate family plan to attend the Annual Meeting, and wish to register in advance, please check the appropriate box on your proxy card. Advance registration will expedite your admission to the meeting but is not required for admittance.

If your DigitalGlobe shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

  DigitalGlobe, Inc.
  1601 Dry Creek Drive, Suite 260
  Longmont, Colorado 80503
  Attention: Corporate Secretary

  Please include all of the following in your request:

•	Your name and complete mailing address.
•	The name(s) of any immediate family members who will accompany you.
•	Proof that you own DigitalGlobe shares (e.g., a photocopy of a brokerage or other account statement).

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built-in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

46

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2015, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2015, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DIGITALGLOBE, INC. 1601 DRY CREEK DRIVE SUITE 260 LONGMONT, CO 80503 M86303-P64196 DIGITALGLOBE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of four Class III director nominees to serve for a three-year term expiring at our 2018 Annual Meeting of Shareowners and until their respective successors are duly elected and qualified. For Against Abstain Nominees: ! ! ! 1a. Roxanne J. Decyk ! ! ! 1b. Martin C. Faga ! ! ! 1c. Lawrence A. Hough ! ! ! 1d. Warren C. Jenson The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! 2. Approval, on an advisory basis, of the compensation of our named executive officers. ! ! ! 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Yes No ! ! Meeting Attendance: Mark the "Yes" box to the right if you plan to attend the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners: The Notice and Proxy Statement and 2014 Annual Report are available at www.proxyvote.com. M86304-P64196 DIGITALGLOBE, INC. Annual Meeting of Shareowners May 26, 2015 at 9:00 AM MT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned shareowner of DigitalGlobe, Inc. ("Company") hereby appoints Jeffrey R. Tarr and Daniel L. Jablonsky, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and the power to act alone, to vote all of the shares of common stock of the Company held of record by the undersigned at the close of business on April 1, 2015, at the Annual Meeting of Shareowners to be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Tuesday, May 26, 2015, at 9:00 a.m. MT, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareowners. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREOWNERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Continued and to be signed on reverse side